IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN AND FOR NEW CASTLE COUNTY

ROBERT J. QUIGLEY, FRANK A.                              )
LEO AND THE FAMILY INVESTMENT                     )
TRUST (Henry Brennan as Trustee),                        )
                                                         )
Plaintiffs,                                              )
                                                         )
                                                  v.     )  C.A. No. 15919
                                                         )
NUNZIO P. DeSANTIS, MICHAEL                              )
ABRAHAM, ANTHONY COELHO, KENNETH       )
W. SCHOLL, JOSEPH ZAPPALA,                               )
JOSEPH A. CORAZZI, and LAS VEGAS                  )
ENTERTAINMENT NETWORK, INC., a                    )
Delaware corporation,                                    )
                                                         )
           Defendants,                                   )
                                                         )
           and                                           )
                                                         )
INTERNATIONAL THOROUGHBRED                        )
BREEDERS, INC., a Delaware                               )
corporation,                                             )
                                                         )
           Nominal Defendant.                            )
                                                         )
                                                  )
                                                         )
                                                          )
INTERNATIONAL THOROUGHBRED                        )
BREEDERS, INC., a Delaware                               )
corporation,                                             )
                                                         )
           Nominal Defendant and                         )
           Counterclaim Plaintiff,                       )
                                                         )
           v.                                            )
                                                         )
ROBERT J. QUIGLEY, FRANK A.                              )
LEO, FRANCIS W. MURRAY and                              )
CHARLES R. DEES, JR.,                                    )
                                                         )
           Counterclaim Defendants.                      )

                                             STIPULATION AND AGREEMENT
                                       OF COMPROMISE, SETTLEMENT AND RELEASE


                  The parties to the above-captioned consolidated civil action, individually, hereby enter into the following Stipulation and Agreement of Compromise, Settlement and Release (the "Stipulation") subject to the approval of the Court:
                  WHEREAS,
                  A. International Thoroughbred Breeders, Inc., a Delaware corporation ("ITB"), was founded in 1980 by Robert E. Brennan ("Brennan"), who served as ITB's Chairman of the Board and Chief Executive Officer until 1995. By December 1996, ITB had approximately 11.6 million shares outstanding, which were owned by approximately 30,000 stockholders and traded on the American Stock Exchange ("AMEX").
                  B. In August 1995, Brennan filed a voluntary petition for bankruptcy protection in the United States Bankruptcy Court for the District of New Jersey (the "New Jersey Bankruptcy Court"), captioned In the Matter of Robert E. Brennan, Case No. 95-35502 (KGF) (USBC Dist. NJ) (the "Brennan Bankruptcy Action"), as a result of a $75 million civil judgment against him in favor of the Securities and Exchange Commission ("SEC") on a matter unrelated to ITB. Brennan's bankruptcy estate included 2,904,016 shares of ITB common stock, representing approximately 25% of ITB's then outstanding common stock.
                  C. Solely as a result of the SEC civil judgment against Brennan, in late October 1995, the New Jersey Department of Law and Public Safety, Division of Gaming Enforcement ("DGE") filed a complaint with the New Jersey Casino Control Commission ("CCC") seeking to bar ITB's subsidiaries, Garden State Race Track, Inc. and Freehold Racing Association, from conducting business with any casino licensee. In response to the DGE complaint, Brennan resigned from his positions at ITB and its subsidiaries. Pursuant to a settlement with the DGE, Brennan agreed to divest his approximately 25% interest in ITB.
                  D. On December 5, 1996, Brennan entered into a stock purchase agreement (the "Stock Purchase Agreement") in which he agreed to sell all of his ITB shares to NPD, Inc. ("NPD"), which is owned 78% by Nunzio P. DeSantis ("DeSantis") and 22% by Anthony Coelho ("Coelho"). The purchase price for Brennan's ITB shares was $11,616,064 (subject to certain potential post-closing adjustments), half of which was payable at closing and half in the form of a note in the amount of $5,808,032, plus interest (the "NPD Note"). The Stock Purchase Agreement also provided that NPD would establish an unsecured $5 million revolving line of credit in favor of ITB (the "Revolving Line of Credit"). Pursuant to the Stock Purchase Agreement, NPD pledged the purchased shares as security for NPD's performance under the NPD Note, which shares are currently held in escrow by Brennan's counsel, Cole, Schotz, Meisel, Forman & Leonard, P.C. ("Cole Schotz"). Pursuant to the Stock Purchase Agreement, NPD granted options to purchase portions of the purchased shares to (i) Robert Green ("Green"), (ii) AutoLend Group, Inc. ("AutoLend"), a publicly traded corporation in which DeSantis is the chief executive officer and a substantial stockholder and both DeSantis and Coelho are directors, and (iii)
DeSantis.
                  E. On December 20, 1996, the ITB board of directors (the "ITB Board") adopted a by-law provision requiring the affirmative vote of not less than 75% of the entire ITB Board to effectuate certain transactions, including:
(i) a merger; (ii) the purchase or sale of assets for proceeds of at least $1 million; (iii) the issuance of capital stock, options, warrants or securities;
(iv) the execution of any employment, consulting or similar agreements with officers, directors or key employees; (v) the borrowing of $3 million or more by ITB; (vi) the filling of any vacancy on the ITB Board; (vii) the determination of management's nominees for election to the ITB Board; and (viii) any future amendments by the ITB Board to ITB's by-laws (the "Supermajority By-law").
                  F. On January 10, 1997, the New Jersey Bankruptcy Court approved the first amendment to the Stock Purchase Agreement (the "First Amendment") and authorized Brennan to sell his ITB shares to NPD in accordance with the First Amendment. The First Amendment provides for limited guarantees by DeSantis and AutoLend of NPD's obligations, and for AutoLend to pledge $2,000,000 in cash collateral to Brennan to secure its guaranty, which $2,000,000 is being held in escrow by Brennan's counsel, Cole Schotz, in an interest-bearing account.
                  G. Upon the closing of the Stock Purchase Agreement on January 15, 1997, defendants DeSantis, Coelho, Kenneth S. Scholl ("Scholl"), Michael Abraham ("Abraham") and Joseph Zappala ("Zappala") (collectively, the "Director Defendants") became directors of ITB, representing a majority of the ITB Board. However, Zappala's appointment to the ITB Board did not become effective until January 25, 1997.
                  H. The Director Defendants contend that the ITB Board repealed the Supermajority By-law during March 1997 in connection with the CSFB Loan Agreement (defined below).
                  I. On September 10, 1997, a verified complaint was filed in the Delaware Court of Chancery (the "Delaware Court") captioned John Mariucci, Robert J. Quigley, Charles R. Dees, Jr., James J. Murray, Francis W. Murray, Frank A. Leo and The Family Investment Trust (Henry Brennan as Trustee) v. Nunzio P. DeSantis, Michael Abraham, Anthony Coelho, Kenneth W. Scholl and Joseph Zappala and ITB (nominal defendant), C.A. No. 15918 (the "Section 225 Action"). The complaint in the Section 225 Action sought a declaration that Frank Koenemund, John Mariucci and James W. Murray are directors of ITB and that the individual defendants therein were never validly appointed to the ITB Board. Plaintiffs in the Section 225 Action alleged that the resignations of Koenemund, Mariucci and Murray from the ITB Board in January 1997 were ineffective because NPD failed to lend monies to ITB pursuant to the Revolving Line of Credit. The Delaware Court dismissed the Section 225 Action on October 14, 1997.
                  J. On or about September 10, 1997 a verified derivative complaint captioned Robert J. Quigley, Frank A. Leo and The Family
Investment Trust (Henry Brennan as Trustee) v. Nunzio P. DeSantis,
Michael Abraham, Anthony Coelho, Kenneth W. Scholl, Joseph Zappala,
Joseph A. Corazzi and Las Vegas Entertainment Network, Inc. and

International Thoroughbred Breeders, Inc., C.A. No. 15919-NC, was
filed in the Delaware Court, alleging that the defendants therein
(collectively, the "Defendants") acted in contravention of ITB's by-laws, Delaware law and the individual Defendants' fiduciary duties (the "Quigley Action").
                  K. The complaint in the Quigley Action challenges certain actions or transactions which were purportedly undertaken by ITB and various of the Defendants since January 1997, allegedly at the behest of the Defendants and purportedly without the requisite vote necessary under the Supermajority By-law, in contravention of Delaware law and the Director Defendants' fiduciary duties, including:
                         (1)       A loan agreement (the "CSFB Loan Agreement")
in which Credit  Suisse First Boston  Mortgage  Capital LLC ("CSFB")  loaned $55 million to ITB (the "CSFB Loan") in exchange for (i) a first mortgage on the land and buildings comprising the former El Rancho Hotel and Casino in Las Vegas, Nevada owned by Orion Casino Corporation ("Orion"), a wholly-owned subsidiary of International Thoroughbred Gaming Development Corporation, a wholly-owned subsidiary of ITB, as described in Schedule K(1) attached hereto and incorporated herein by reference (the "El Rancho Property"), (ii) a first mortgage on the land and buildings comprising Garden State Race Track ("Garden State"), and (iii) a third mortgage on the land and buildings comprising Freehold Raceway ("Freehold"). In connection with the CSFB Loan Agreement, CSFB was granted warrants to purchase 546,847 ITB shares immediately, and is entitled to receive warrants to purchase an additional 497,153 ITB shares upon the provision of additional funding to ITB.
                       (2) An agreement (the "Tri-Party Agreement") among ITB, CSFB and Las Vegas Entertainment Network, Inc. ("LVEN"), of which Defendant Joseph Corazzi ("Corazzi") is an officer and director, pursuant to which ITB issued (i) 2,093,868 ITB shares to Casino-Co Corporation ("Casino-Co"), a subsidiary of LVEN, purportedly in exchange for the satisfaction and cancellation of a $10.5 million note from ITB to LVEN plus accrued interest and
(ii) 232,652 ITB shares to CSFB in consideration for CSFB's consent to such transaction with LVEN. In connection with the Tri-Party Agreement, LVEN and Casino-Co granted to DeSantis a proxy to vote the 2,093,868 ITB shares. The Tri-Party Agreement also obligated ITB to issue additional ITB shares to LVEN in exchange for the cancellation of LVEN's contingent, future interest in the profits of the undeveloped El Rancho Property (the "Future Interest Purchase"), and to issue additional shares of ITB stock to CSFB in consideration for CSFB's consent to the Future Interest Purchase.
                           (3)      An agreement between ITB and LVEN (the "Bi-
Lateral Agreement"), which allegedly would reduce ITB's recovery on its investment in the El Rancho Property if the Future Interest Purchase is not completed.
                          (4)      A letter agreement between ITB and D&C Gaming
Corporation, a Delaware corporation ("D&C Gaming"), which is owned by DeSantis and Corazzi, pursuant to which ITB paid D&C Gaming $600,000 for an option to purchase potential leasehold interests in certain New Mexico racetracks (the "New Mexico Leases").

                           (5)    The purchase of a racetrack in Ontario, Canada
(the "Ontario Racetrack"), by a company in which DeSantis holds an
80% interest.
                           (6)      Agreements granting DeSantis, Coelho and
Zappala certain compensation packages, benefits and options to purchase ITB shares, including:
                                  (a)     An agreement between ITB and DeSantis
granting DeSantis options to purchase 5 million shares of ITB stock, which options are subject to stockholder approval.
                                    (b)     An agreement between ITB and Coelho
granting Coelho options to purchase 1 million shares of ITB stock, which options are subject to stockholder approval.
                              (c)     An employment agreement obligating ITB to
pay DeSantis $450,000 in base salary per year for ten years, plus bonuses, six weeks paid vacation, $1,500 per month car allowance and a $5,000 per month "non-accountable expense account."
                             (d)     Consulting contracts obligating ITB to pay
each of Zappala and Coelho $10,000 per month, on a month-to-month basis.
                  L. The complaint in the Quigley Action alleges, among other things, that the Director Defendants (i) ignored and continuously violated the requirements of the Supermajority By-Law; (ii) improperly and erroneously announced that the Supermajority By-Law had been repealed; (iii) distorted ITB Board minutes relating to the purported repeal of the Supermajority By-Law; (iv) caused ITB to approve the Tri-Party Agreement, the Bi-Lateral Agreement and the CSFB Loan Agreement in contravention of the Supermajority By-Law, Delaware law, their fiduciary duties and in order to promote the interests of LVEN, DeSantis and Corazzi; (v) caused ITB to enter into wasteful compensation, employment and consulting agreements favoring DeSantis, Coelho and Zappala; (vi) caused ITB to enter into the letter agreement with D&C Gaming in connection with the New Mexico Leases in order to benefit DeSantis and Corazzi; (vii) usurped corporate opportunities relating to the New Mexico Leases and the Ontario Racetrack; and
(viii) manipulated ITB Board processes for their own advantage in contravention of their fiduciary duties. The Quigley Action seeks a declaratory judgment that the actions taken by the Director Defendants in alleged contravention of the Supermajority By-Law, Delaware law and the fiduciary obligations of the Director Defendants are void and should be rescinded. The Quigley Action also seeks to recover alleged damages suffered by ITB in connection with the challenged actions.
                  M. Defendants in the Quigley Action, except Corazzi (who filed a motion to dismiss for lack of personal jurisdiction), filed answers to the complaint in the Quigley Action denying the material allegations of the complaint. Defendant ITB also asserted counterclaims (the "Counterclaims") against plaintiffs Robert J. Quigley ("Quigley") and Frank A. Leo ("Leo"), and joined the following persons as counterclaim-defendants: Francis W. Murray ("Murray") and Charles R. Dees, Jr. ("Dees") (collectively, the "Counterclaim-Defendants").
                  N. ITB's Counterclaims challenge certain actions or transactions purportedly taken by some or all of the Counterclaim-

Defendants, in contravention of Delaware law and the Counterclaim-Defendants' fiduciary duties, including:
                       (1) The adoption of the Supermajority By-law by the Counterclaim-Defendants on December 20, 1996, allegedly without disclosing its adoption (i) in ITB's January 15, 1997 Information Statement filed with the SEC or in any other SEC filings, (ii) to NPD, or (iii) to the Director Defendants, who allegedly did not learn of the existence of the Supermajority By-law until approximately March 1997.
                           (2)      The Counterclaim-Defendants' continued
assertions that the Supermajority By-law was not validly repealed by the ITB Board.
                       (3) The Counterclaim-Defendants' alleged continued affiliation with Brennan, which has been the subject of a CCC and DGE investigation.
                           (4)      The Counterclaim-Defendants' alleged inter-
ference with ITB's ability to engage a new independent auditor after ITB's former audit firm, Moore Stephens, P.C., was terminated by ITB on or about August 6, 1997, in the Counterclaim-Defendants' belief that a larger national firm would better serve ITB's needs. ITB was delayed in retaining a new outside audit firm, and as a result, was unable to comply with certain SEC reporting requirements, thereby resulting in the suspension of trading in ITB stock on AMEX.
                       (5) The alleged purchase by Counterclaim-Defendants Murray and Leo of a Florida cruise ship which is used for gaming.
                        (6) The alleged use of corporate charge cards and cellular phones belonging to ITB for non-ITB business by Murray, and the purchase by Murray, at ITB's expense, of computer and office equipment, which has not yet been returned to ITB.
                         (7)      The Counterclaim-Defendants' alleged attempts
to interfere with the discharge of duties by ITB employees.
                  O. ITB's Counterclaims allege that the Counterclaim-Defendants (i) enacted, asserted the validity of, and opposed the removal of, the Supermajority By-law purportedly in order to aid Brennan in continuing to exercise control and influence over the business affairs of ITB; (ii) improperly interfered with ITB's ability to arrange a second tranche of financing for ITB from CSFB because of their continued assertion that the Supermajority By-law has not been repealed; (iii) improperly interfered with ITB's ability to engage independent auditors, thereby causing ITB to be delinquent in its SEC filings and causing the suspension of trading in ITB's stock on AMEX; (iv) used corporate funds for their personal benefit (Murray only); and (v) usurped ITB corporate opportunities by acquiring interest in a Florida cruise ship used for gaming (Murray and Leo only). The Counterclaims seek (i) injunctive relief enjoining the Counterclaim-Defendants from, among other things, interfering in ITB's day-to-day business operations, (ii) the establishment of a constructive trust over certain assets purportedly owned or controlled by Murray and Leo,
(iii) a declaratory judgment that the purported Supermajority By-Law has been repealed, and (iv) money damages.
                  P. The Counterclaim-Defendants denied all of the Counterclaims. In further response to the Counterclaims, Murray brought a counterclaim against ITB (the "Murray Counterclaim") alleging that ITB wrongfully terminated Murray from his position at ITB and failed to pay certain compensation to Murray. ITB filed an answer to the Murray Counterclaim denying all material allegations therein.
                  Q. On or about September 11, 1997 a separate verified derivative complaint captioned James Rekulak v. Nunzio P. DeSantis, Michael Abraham, Anthony Coelho, Kenneth W. Scholl, Joseph Zappala, Joseph A. Corazzi and Las Vegas Entertainment Network, Inc. and International Thoroughbred Breeders, Inc., C.A. No. 15920-NC, was commenced in the Delaware Court alleging that the defendants therein acted in contravention of ITB's by-laws, Delaware law and the Director Defendants' fiduciary duties (the "Rekulak Action"). The allegations made and the relief sought in the Rekulak Action are virtually identical to those in the Quigley Action.
                  R. On or about October 30, 1997 a separate complaint captioned Robert Wm. Green v. Nunzio P. DeSantis, Joseph Corazzi, Anthony Coelho, Las Vegas Entertainment Network, Inc. and NPD, Inc. was filed in the United States District Court for the District of New Jersey, alleging that the defendants therein acted in contravention of ITB's by-laws, their fiduciary duties, and their contractual obligations in connection with Green's interests pertaining to ITB (the "Green Action").
                  S. On or about November 17, 1997 a separate complaint captioned NPD, Inc. v. Robert J. Quigley, Francis W. Murray, Frank A. Leo, Charles R. Dees, Jr., John Mariucci, Frank Koenemund and James J. Murray, C.A. No. 97-CV-5657, was filed in the United States District Court for the District of New Jersey, alleging fraudulent and conspiratorial conduct by the defendants therein in connection with the Stock Purchase Agreement (the "NPD Action").
                  T. Brennan contends in the Brennan Bankruptcy Action that NPD, and thereby DeSantis and Coelho, breached their obligations under the Stock
Purchase Agreement to, among other things, fund the Revolving Line of Credit, and that certain other actions taken by certain of the Defendants and NPD, as alleged in the complaint in the Quigley Action, purportedly undermined the ability of Brennan's bankruptcy estate to collect on the NPD Note, diluted and devalued the ITB shares pledged by NPD pursuant to the Stock Purchase Agreement, and allegedly interfered with the ability of Brennan's bankruptcy estate to realize appreciation on the ITB shares (collectively, the "Bankruptcy Claims"). Accordingly, Brennan issued subpoenas in connection with the Brennan Bankruptcy Action to compel the examination of two ITB officers. In response, a Stipulation and Order was entered by the New Jersey Bankruptcy Court permitting Brennan, his trustee in the Brennan Bankruptcy Action, Donald F. Conway (the "Bankruptcy Trustee"), the unsecured creditors committee in the Brennan Bankruptcy Action and the SEC to participate in certain discovery in the Quigley Action and the Rekulak Action.
                  U. On January 14, 1998, the Quigley Action and the Rekulak Action (collectively, the "Derivative Action") were consolidated by order of the Delaware Court. Thereafter, the Delaware Court scheduled trial of the Derivative Action to commence in late May 1998. "Plaintiffs" hereinafter refers to the plaintiffs and Counterclaim-Defendants in the Derivative Action.

                  V. On or about February 24, 1998, a complaint  captioned Myron
Harris, derivatively on behalf of International Thoroughbred Breeders, Inc., a Delaware corporation v. Nunzio P. DeSantis, Anthony Coelho, Kenneth W. Scholl, Michael Abraham, Joseph Zappala, Frank A. Leo, Robert J. Quigley, Charles R. Dees, Jr., and Francis W. Murray, C.A. No. 98-CV-517 (JBS) was filed in the United States District Court for the District of New Jersey (the "Harris Action"). The factual allegations and claims asserted in the Harris Action are virtually identical to those in the Derivative Action, including the Counterclaims. The defendants in the Harris Action have collectively moved to dismiss the complaint on the grounds that the claims are duplicative of those asserted in the prior pending Delaware Action in the Delaware Court, and that judicial and party resources would be conserved if all such claims were pursued in the Derivative Action. The Harris Action and the Actions (as defined below) are sometimes hereafter collectively referred to as the "Litigations."
                  W. During the discovery in the Derivative  Action, the parties commenced (but did not complete) the production of documents, commenced the deposition of Christopher C. Castens (ITB's general counsel), completed the deposition of James J. Murray (a former ITB director), and commenced the deposition of Roger A. Tolins (ITB's former outside counsel). As a result of the parties' settlement agreement (the "Settlement") set forth in this Stipulation, further discovery in the Derivative Action was discontinued.
                  X. In January 1998, the parties began  negotiations  regarding the possible settlement of the Quigley Action, the Green Action, the NPD Action, and the Bankruptcy Claims (collectively the "Actions"). Following vigorous and protracted negotiations regarding the terms of the possible settlement of the Actions, the parties agreed to the Settlement. The plaintiff in the Rekulak Action has agreed to dismiss his action with prejudice upon the Delaware Court Approval (as defined in subsection 2(a) below)
                  Y. In  anticipation  of the  Settlement and the sale of the El
Rancho Property contemplated thereby, LVEN is negotiating the possible sale of the El Rancho Property with third parties. In that regard, on March 27, 1998, LVEN entered into an Acquisition Agreement (the "APW Acquisition Agreement"), by and between itself and American Pastime West II LLC ("APW") pursuant to which the entire El Rancho Property may be sold, subject to various enumerated terms and conditions and pursuant to and in accordance with the Settlement. Pursuant to the APW Acquisition Agreement, and subject to the various conditions, representations and warranties therein, including without limitation, representations and warranties by LVEN and APW, the El Rancho Property would be sold for Sixty-Two Million Five Hundred Thousand Dollars ($62,500,000) (the "El Rancho Purchase Price"), which El Rancho Purchase Price would be distributed in accordance with the following schedule, to the extent such moneys exist: (i) first, $44.2 million to either CSFB, to be applied in reduction of the CSFB Loan in accordance with the terms of the CSFB Approval Agreement (as defined below), or to any Alternative Lender (as defined below) in accordance with any agreement therewith, as the case may be; (ii) second, to LVEN's share (as provided in the APW Acquisition Agreement) of the costs of the closing of the sale of the El Rancho Property; (iii) third,

$4.375 million to Francis A. Zarro, Jr. (a principal of APW); (iv) fourth, $7.1 million to DeSantis, less any amounts paid to DeSantis or NPD pursuant to the Settlement; (v) fifth, $1 million to Zappala (of which $200,000 will be paid by Zappala to ITB pursuant to Section 7 below); and (vi) last, any remaining balance to LVEN.
                  Z. On April 17, 1998, the ITB Board authorized the exploration of strategic opportunities for ITB, including a possible merger or sale of all of the Company's assets, and the possible hiring of a financial advisor to assist in that activity. In connection with the ITB Board's exploration of strategic opportunities for ITB, ITB negotiated an asset purchase/lease agreement with Greenwood New Jersey, Inc. ("Greenwood"), a wholly-owned subsidiary of Greenwood Racing, Inc. which is the operator of Philadelphia Park. Subject to the satisfaction of numerous conditions by Greenwood and ITB, including the receipt of a fairness opinion by the ITB Board and approval of the transaction by the holders of a majority of ITB's common stock, Greenwood will purchase all of the real property and related assets at Freehold and will lease the real property and related assets at Garden State (the "Greenwood Transaction"). Greenwood will purchase Freehold for $33 million cash and a $12 million non-contingent note payable in full within seven years after closing. ITB also will receive $10 million in contingent notes from Greenwood, including
(i) a $5 million note payable in the event Greenwood receives, within three years of closing, all approvals necessary to operate an off-track betting facility ("OTB Facility") at Garden State; (ii) a $3 million note payable in the event New Jersey enacts legislation within three years of closing that would permit Garden State or Freehold to own and operate OTB Facilities other than at Garden State; and (iii) a $2 million note payable in the event New Jersey enacts legislation within three years of closing that permits Greenwood to engage in New Jersey-based telephone account pari-mutuel wagering on horse racing and through which Greenwood opens new accounts from New Jersey residents. Greenwood Racing, Inc. will guarantee the performance by Greenwood of all obligations under the notes and the notes will be secured by junior mortgages on Freehold. The purchase price will be increased as follows: (i) if within five years of closing, New Jersey enacts legislation permitting the operation of slot machines at Garden State, Freehold or any OTB Facilities owned and operated by Greenwood as a result of Greenwood's ownership of either Garden State or Freehold, Greenwood will pay 10% of the gross wins from the slot machines for ten years;
(ii) if within two years of closing, New Jersey requires a portion of Atlantic City casino gambling revenues to be paid to New Jersey race tracks, including Garden State and Freehold, Greenwood will pay 50% of the net cash received for four years; and (iii) if within two years of closing, New Jersey enacts any subsidy that would produce direct measurable financial benefit to Garden State and/or Freehold, Greenwood will pay 50% of net cash received for four years. In addition, Greenwood will lease Garden State for $100,000 per year for seven years, renewable for an additional three years. During the lease term, Greenwood will have the option to purchase a ten acre parcel at fair market value, and will have certain rights of first refusal in the event ITB seeks to sell Garden State. In connection with the Greenwood lease, ITB may not sell Garden State to any entity during the first year of the lease, and during the four years after closing, ITB may not sell Garden State to any entity that will use Garden State for horse racing or gambling. The foregoing is a summary, and the complete terms of the proposed Greenwood Transaction will be available in ITB's public filings. The proposed Settlement of the Actions is not dependent upon the consummation of the Greenwood Transaction.
                  AA.  In  connection  with  the   negotiations   regarding  the
Settlement of the Actions, and because CSFB would be affected by the terms of the Settlement and because numerous defaults exist under the CSFB Loan Agreement which ITB has requested that CSFB waive, the Plaintiffs began negotiations with CSFB regarding the possible alteration of the CSFB Loan Agreement and the terms of the CSFB Loan. In order to effectuate and reflect the terms of the Settlement, CSFB and ITB are negotiating an agreement (the "CSFB Approval Agreement") to be effective immediately upon the execution thereof by ITB, its subsidiaries and CSFB following the unanimous approval thereof by the entire ITB Board (the "CSFB Effective Date"), except with respect to those agreements contained therein which, by their terms, only become effective upon the LVEN Effective Date or the NPD Effective Date (each as hereinafter defined), as applicable. In the event that ITB and CSFB are unable to agree upon the terms of the CSFB Approval Agreement, ITB expects to complete a financing arrangement with an alternative lender (the "Alternative Lender"), to be entered into by the parties thereto and approved by LVEN pursuant to Section 24 below, in order to prepay the CSFB Loan and to proceed with this Settlement (the "Alternative Financing Agreement").
                  BB. On May 18, 1998,  the New Jersey  Bankruptcy  Court in the
Brennan Bankruptcy Action issued, ex parte, a temporary restraining order, as amended by consent on May 27, 1998 (the "TRO"), which restrains and enjoins Henry Brennan, as trustee for The Family Investment Trust, from transferring, hypothecating, lending, distributing, disposing, concealing, dissipating or otherwise effecting any change in the legal or beneficial interest in any assets, funds or other property of The Family Investment Trust and any interest therein. Although The Family Investment Trust (Henry Brennan as Trustee) has agreed to settle the Actions pursuant to the terms of this Stipulation, as a result of the TRO Henry Brennan is currently unable to execute this Stipulation. Henry Brennan is promptly undertaking to obtain relief from the TRO in order to execute this Stipulation.
                  CC. The parties to the Actions, through their attorneys,  have conducted extensive investigation and evaluation of the facts and legal principles underlying their respective claims. In connection with their investigation and evaluation, the parties' counsel have carefully reviewed thousands of pages of documents produced in connection with the Section 225 Action and the Derivative Action, conducted factual and legal research concerning the viability of their claims, conducted several formal and informal fact interviews with relevant knowledgeable persons, and took certain depositions.
                  DD.      After considering all of the above, all parties to
the Actions have concluded that: (i) under all of the circumstanc-es, there are uncertainties as to whether the various parties will prevail on their respective claims raised in the Actions; (ii) continued prosecution of the Actions will be costly; (iii) the Settlement as hereinafter described will benefit ITB and its over 30,000 public stockholders; and (iv) under all of the circumstances presented, further prosecution of the Actions or of any other actions between or among the parties based upon the Settled Claims (as defined below) would not be in the best interests of ITB or its stockholders. All parties to the Actions therefore consider it desirable and in the best interests of the stockholders of ITB to resolve finally all matters at issue in the Actions, and to that end, to settle the Actions upon the terms hereinafter set forth.
                  EE. All parties in the Actions  have  vigorously  denied,  and continue to deny, all liability with respect to the claims in the Actions, deny that they engaged in any wrongdoing, including, without limitation, deny that they committed any violation of law, deny that they breached any fiduciary duties, and deny that any of them are subject to any liability whatsoever by reason of the matters complained of in the Actions. The parties to the Actions have nevertheless agreed, in the interests of all concerned, including ITB's public stockholders, to settle and compromise the Actions on terms hereinafter set forth in order to avoid further substantial expense to the parties, avoid the inconvenience and distraction of burdensome and protracted litigation, and in order to put to rest and finally terminate the Settled Claims (as hereinafter defined).
                  NOW,  THEREFORE,  IT IS STIPULATED AND AGREED,  subject to the approval of the Delaware Court pursuant to Rule 23.1 of the Rules of the Court of Chancery, as follows:

                                                  THE SETTLEMENT
                  1. Upon the execution of this Stipulation by all persons and entities hereto (the "Signing Date"), the parties shall immediately effect a standstill of all of their respective proceedings as to the other parties hereto in the Actions.
                  2. The Settlement shall be effective with respect to LVEN, Corazzi, Casino-Co, CountryLand Properties, Inc. and Las Vegas Communications Corporation (collectively, the "LVEN Parties") and, only to the extent necessary under Section 4 hereof, to the other parties to this Stipulation, upon the date on which the last of the following approvals is received and action is taken (the "LVEN Effective Date"):
                           (a)      execution of this Stipulation by The Family
Investment Trust (Henry Brennan as Trustee) and the final approval by the Delaware Court of the Settlement and the expiration of all appeal periods, as set forth in Section 20 below ("Delaware Court Approval"); and
                          (b)      full execution of the CSFB Approval Agreement
or the Alternative Financing Agreement, as the case may be, and LVEN's approval thereof as provided in Section 24 below.
                  3. The Settlement shall be effective with respect to all parties other than the LVEN Parties upon the date on which the last of the following approvals is received and action is taken (the "NPD Effective Date"):
                           (a)      Delaware Court Approval;
                          (b)      full execution of the CSFB Approval Agreement
or the Alternative Financing Agreement;

                        (c) approval by the New Jersey Bankruptcy Court in the Brennan Bankruptcy Action (the "Brennan Bankruptcy Approval") of (i) the assumption by ITB of the NPD Note in accordance with the terms of, and following the satisfaction of the conditions with respect thereto set forth in, the CSFB Approval Agreement or the Alternative Financing Agreement, as the case may be,
(ii) the return of the $2.0 million cash collateral held by Cole Schotz to AutoLend plus all interest actually accrued thereon in the account(s) in which the same has been maintained, (iii) the release of claims as provided in Section 15 below and Exhibit A hereto, (iv) the execution of this Stipulation by Brennan and (v) the delivery by the Bankruptcy Trustee of releases substantially in the form attached hereto as Exhibit A to all parties to the Stipulation and to CSFB in the event the CSFB Approval Agreement is executed by ITB and CSFB (the "Bankruptcy Trustee Releases");
                        (d) approval by the United States Bankruptcy Court for the District of New Mexico (the "New Mexico Bankruptcy Court") with respect to the AutoLend bankruptcy (the "AutoLend Bankruptcy Approval") of (i) the termination of AutoLend's option to purchase the NPD Shares, (ii) the repayment at a discount of the loan from AutoLend to NPD related to NPD's purchase of the NPD Shares, and the termination of the related security documents, (iii) the release of claims as provided in Section 15 below and Exhibit A hereto; and (iv) the assumption of ITB's office lease in Albuquerque, New Mexico;
                           (e)      each of Green, Casino-Co, LVEN, AutoLend and
DeSantis shall immediately and automatically release any and all of his or its respective interests in and to the NPD Shares (collectively, the "NPD Pledge Release") and shall, in form reasonably satisfactory to ITB and NPD, have represented, warranted and certified such release in writing to ITB and NPD; and
                       (f) the Bankruptcy Trustee shall have delivered the Bankruptcy Trustee Releases.
                  4. Upon the LVEN Effective Date, the parties agree as follows:
                           (a)      The Bi-Lateral Agreement and the Tri-Party
Agreement shall be deemed terminated immediately and automatically, and shall be of no further force or effect.
                           (b)      ITB shall: (i) deposit into escrow (the
"Escrow"), with an escrow agent (the "Escrow Agent") to be mutually agreed upon by the Plaintiffs and Defendants, an executed and otherwise recordable Grant, Bargain and Sale Deed (the "Deed"), with the "Grantee" name in blank, to the El Rancho Property, such deed to be held in Escrow, subject to the provisions of subsection 4(c) below in the event the CSFB Approval Agreement is executed by ITB and CSFB, for a period commencing on the date of mailing of the Notice of this Settlement to ITB's stockholders (the "Mailing Date") as required under
Section 21 below and ending on the earlier to occur of (A) the two hundred and seventieth (270th) day thereafter, or (B) any earlier date or event provided for in the CSFB Approval Agreement or the Alternative Financing Agreement, as the case may be (the "Escrow Period"); (ii) execute appropriate escrow instructions for the Escrow Agent, in customary form and mutually agreeable to the parties, incorporating the terms hereof and the applicable terms set forth on Schedule 4(b), and otherwise specifically granting to LVEN the right to make a Disposition Sale (as defined in subsection 4(b)(6) below) of the El Rancho Property in accordance with the terms of the Stipulation, subject, however, to the rights of either CSFB or the Alternative Lender with respect to the El Rancho Property as set forth in the CSFB Approval Agreement or the Alternative Financing Agreement, as the case may be; and (iii) provide appropriate limited representations and warranties, in the form provided in Schedule 4(b) attached hereto and incorporated herein by reference, to any purchaser of the El Rancho Property if required in order to effect a Disposition Sale. During the Escrow Period, LVEN will have, and is hereby granted, the exclusive right to make a Disposition Sale of the El Rancho Property, subject, however, to the rights of either CSFB or the Alternative Lender with respect to the El Rancho Property as set forth in the CSFB Approval Agreement or the Alternative Financing Agreement, as the case may be, and the rights of ITB under subsection 4(b)(4) below, upon the following terms:
                                (1)      ITB will continue to be responsible for
all operating costs incurred in the ordinary course of business (including existing interest and other financing costs), but expressly excluding all improvements or other capital expenditures associated with its ownership of the El Rancho Property ("Carrying Costs"), during the one hundred twenty (120) day period immediately following the Mailing Date (the "LVEN Exclusive Marketing Period"), plus the Carrying Costs during an additional period of up to sixty
(60) days following the end of the LVEN Exclusive Marketing Period in the event the LVEN Effective Date has not occurred (the "Extension Period"). After the expiration of the LVEN Exclusive Marketing Period and the Extension Period, if any, and through the remainder of the Escrow Period, LVEN shall pay ITB on or before the fifth day of each consecutive calendar month, in advance, 50% of the Carrying Costs for such calendar month; provided that if LVEN fails timely to pay its share of the Carrying Costs for any month, the Escrow and the Escrow
Period shall immediately and automatically terminate. If the LVEN Exclusive Marketing period terminates on other than the first day of a calendar month, LVEN shall also pay ITB a pro rata portion of its share of Carrying Costs, determined by the Per Diem Rate (as hereinafter defined), for the period from and including the first calendar day following the termination of the LVEN Exclusive Marketing Period and the Extension Period, if any, through the end of that calendar month, such payment to be made on the first calendar day following termination of the LVEN Exclusive Marketing Period and the Extension Period, if any. LVEN's payment of its share of the Carrying Costs shall be in cash (US dollars) by wire transfer of immediately available funds pursuant to written wire transfer instructions given by ITB to LVEN from time to time and received by LVEN at least two (2) business days prior to the date a payment is due. The parties agree that the Carrying Costs, on a per diem basis, are Three Thousand One Hundred and Sixty-One Dollars ($3,161.00) (the "Per Diem Rate"). Notwithstanding the foregoing, the parties agree that nothing contained in this Stipulation, including, without limitation, any agreement by LVEN to pay all or any portion of the Carrying Costs, shall abrogate, terminate or modify, in any respect, ITB's obligation to make all payments to CSFB as and when required under the CSFB Loan Agreement.
                                   (2)      LVEN shall provide the Escrow
Agent and ITB with prior written notice of a Disposition  Sale no less than five
(5) business days prior to the proposed closing date for such Disposition Sale or such longer period as may be required by the Escrow Agent. LVEN shall deliver to ITB and the Escrow Agent, within three (3) business days of the execution thereof, any agreement (including any letter of intent) or amendment thereto entered into by or on behalf of LVEN with respect to a Disposition Sale. LVEN shall immediately provide ITB with copies of all notices given to or received by or on behalf of LVEN with respect to any Disposition Sale.
                                   (3)      Prior to the expiration of the
Escrow Period, the Escrow Agent shall have the authority and the obligation to transfer title to the El Rancho Property to any person or entity (including LVEN and its subsidiaries, affiliates or other designee) designated in writing to the Escrow Agent and ITB by LVEN, subject, however, to the rights of either CSFB or the Alternative Lender with respect to the El Rancho Property as set forth in the CSFB Approval Agreement or the Alternative Financing Agreement, as the case may be, upon (i) the closing of a Disposition Sale (the "LVEN Closing"), (ii) the immediate payment by LVEN or the purchaser upon the LVEN Closing of (A) $44.2 million in immediately available funds, which shall be paid directly by the purchaser to either CSFB or the Alternative Lender, as the case may be, to satisfy any and all mortgages of such parties on the El Rancho Property (the "El Rancho Mortgage"), if required under either the CSFB Approval Agreement or the Alternative Financing Agreement, as the case may be, and (B) an amount to ITB, paid in immediately available funds, equal to the customary transaction costs, if any, incurred by ITB to effect a Disposition Sale and the Carrying Costs incurred by ITB (less those Carrying Costs actually received by ITB from LVEN during that period) during the period from the end of the LVEN Exclusive Marketing Period and the Extension Period, if any, through the date of the LVEN Closing and (iii) if the LVEN Closing occurs within the LVEN Exclusive Marketing Period, then LVEN shall be entitled to an offset against the payments under clause (ii) above equal to (A) the Per Diem Rate, multiplied by (B) the number of days remaining in the LVEN Exclusive Marketing Period following the date of the LVEN Closing. All payments to ITB, CSFB or the Alternative Lender shall be in immediately available funds by wire transfer pursuant to wire instructions given by ITB, CSFB or the Alternative Lender, respectively. Any obligation of ITB to pay Carrying Costs shall immediately cease upon the closing of a Disposition Sale.
                                   (4)      Following the expiration of the
LVEN Exclusive Marketing Period, ITB shall have the right to commence marketing and/or negotiations for a sale or refinancing of the El Rancho Property by ITB pursuant to subsection 4(b)(5) below or subsection 4(d)(2) below, as applicable, contingent upon the expiration and termination of the Escrow Period and the non-occurrence of an LVEN Closing during the Escrow Period.
                              (5)     In the event that an LVEN Closing does not
occur within the LVEN Exclusive Marketing Period, ITB shall have the right to sell (as defined in subsection 4(d)(3) below) the El Rancho Property prior to the expiration of the Escrow Period for an amount not less than $56.2 million (which includes $44.2 million to be paid directly by the purchaser to either CSFB or the Alternative Lender, if required by the CSFB Approval Agreement or the Alternative Financing Agreement, as the case may be, and $12.0 million to LVEN (out of which $12.0 million to LVEN, LVEN hereby directs that $2.0 million be paid over to NPD)); and all proceeds, in excess of the $44.2 million to be paid to either CSFB or the Alternative Lender, if required by the CSFB Approval Agreement or the Alternative Financing Agreement, as the case may be, and the $12.0 million to be paid to LVEN, shall belong to ITB (subject to payment of such amounts to CSFB while the CSFB Loan is outstanding); provided that ITB furnishes LVEN with sixty (60) days prior written notice that ITB is prepared to close a sale of the El Rancho Property subject only to the expiration of such sixty-day period and the non-occurrence of an LVEN Closing during such sixty-day period; provided further, that ITB closes such sale of the El Rancho Property within five (5) business days following the expiration of such sixty-day notice period. Upon such sale, the Escrow Period shall be deemed to expire and terminate; and provided further, that if LVEN withdraws from this Stipulation pursuant to Section 24 below, then $2.0 million shall be paid to NPD out of any proceeds received from a sale of the El Rancho Property in excess of $44.2 million.
                                (6)     For purposes of this subsection 4(b), a
"Disposition Sale" shall mean an all cash sale of the El Rancho Property (i) resulting in net proceeds to CSFB or the Alternative Lender as provided in subsection 4(b)(3) in immediately available funds, (ii) under commercially reasonable terms of sale, (iii) with no indemnities from or post-closing liabilities of ITB to the purchaser, other than the limited representations and warranties set forth on Schedule 4(b) attached hereto, (iv) with a transfer of all title to the El Rancho Property and all items of personal property located thereon and owned by ITB and/or its affiliates by ITB to the purchaser pursuant to the Deed and appropriate bills of sale and/or other instruments of transfer as to such items of personal property and (v) with all excess sale proceeds being paid to LVEN.
                                (7)     LVEN may exercise, only during the last
thirty (30) days of the Escrow Period, the Refinancing Option (as defined in subsection 4(b)(7)(A)) and thereby extend the period during which LVEN may effect a Disposition Sale for a period to be determined in accordance with the provisions set forth in subsection 4(b)(7)(B) below (the "Extended Disposition Option Period").
                                   (A)      For the purposes of this subsection
4(b)(7), the "Refinancing Option" shall become exercisable by LVEN in the event LVEN, at its sole expense, obtains for the sole benefit of ITB a loan from a nationally recognized financial institution (the "El Rancho Lender") on terms acceptable to LVEN and to ITB, which loan (the "Refinancing Loan") must (i) be consummated not later than two days prior to the expiration of the Escrow Period, (ii) be nonrecourse to ITB and, if required by the El Rancho Lender, secured by a lien on any or all of the assets of ITB and its subsidiaries, including, without limitation, the El

Rancho Property, Freehold or Garden State (if any of such assets are owned by ITB or its subsidiaries at the time of the closing of the Refinancing Loan), provided that any such lien on Freehold or Garden State shall be subordinate to any existing mortgage thereon, (iii) result in the payment of $44.2 million in immediately available funds to either CSFB or the Alternative Lender, as the case may be, (iv) result in the immediate and unconditional release of the entire El Rancho Mortgage by CSFB or the Alternative Lender, as the case may be, and (v) contain such other commercially reasonable terms and conditions as are deemed necessary or desirable by either ITB or LVEN. LVEN shall pay all costs and expenses incurred by LVEN and ITB, or otherwise required to be paid by the borrower of such Refinancing Loan, with respect to such Refinancing Loan.
                                      (B)      Upon closing of such Refinancing
Loan, LVEN shall have the right to effect a Disposition Sale (i) for a period ending on the earlier of (y) 365 days from the expiration of the Escrow Period or (z) the date that is the midpoint of the term of the Refinancing Loan and
(ii) which results in the immediate payment upon closing, net of all customary transaction costs incurred by ITB, of $44.2 million in immediately available funds to ITB.
                                      (C)      During the Extended Disposition
Option Period, LVEN shall be solely responsible for all Carrying Costs and, as a precondition to ITB's acceptance of any Refinancing Loan from the El Rancho Lender, LVEN shall deposit in an escrow account, on terms approved by LVEN and ITB, an amount equal to the aggregate Carrying Costs for the term of the Refinancing Loan.
                          (c)      As presently contemplated by ITB, pursuant to
the CSFB Approval Agreement, if executed by ITB and CSFB, CSFB may have certain rights to acquire the El Rancho Property on the terms set forth therein, which rights become exercisable on the earlier of (i) the expiration of the Escrow Period, without reference to any extension period, or (ii) the date on which a voluntary or involuntary bankruptcy action is commenced with respect to ITB and/or any of its subsidiaries. Accordingly, if the CSFB Approval Agreement is executed by ITB and CSFB, subject to the rights of LVEN pursuant to subsection 4(b)(7), all of the documents delivered into the Escrow (the "Escrow Documents") shall be held by the Escrow Agent for the joint benefit of LVEN and CSFB as follows: (A) unless and until the date on which a voluntary or involuntary bankruptcy action is commenced with respect to ITB and/or any of its subsidiaries, throughout the Escrow Period (without reference to any extension thereof), the Escrowed Documents shall be held for the benefit of LVEN in accordance with the terms of this Stipulation, (B) from and after the date on which a voluntary or involuntary bankruptcy action is commenced with respect to ITB and/or any of its subsidiaries, whether during or after the Escrow Period (without reference to any extension thereof), the Escrowed Documents shall be held for the benefit of CSFB in accordance with the terms of the CSFB Approval Agreement, and (C) following the expiration of the Escrow Period (without reference to any extension thereof), the Escrowed Documents shall be held for the benefit of CSFB in accordance with the terms of the CSFB Approval Agreement. Accordingly, if the CSFB Approval Agreement is executed by ITB and CSFB, the Escrow Agent and the escrow instructions relating to the Escrow shall be subject to CSFB's reasonable approval.

                           (d)      If an LVEN Closing does not occur within the
Escrow Period or the Extended Disposition Option Period:
                                (1)     ITB presently contemplates that, if the
CSFB Approval Agreement is executed, the Escrowed Documents shall remain in the Escrow for the benefit of CSFB as set forth in subsection 4(c) above.
                              (2)   ITB presently contemplates that,
if the CSFB Approval Agreement is executed, and if at any time following the expiration or termination of the Period, ITB sells (as defined in subsection 4(d)(3) below) or refinances the El Rancho Property for an amount in excess of the aggregate of $44.2 million to be paid directly by the purchaser or lender, as applicable, to CSFB plus an amount to ITB equal to the Carrying Costs incurred by ITB (less amounts actually received by ITB from LVEN during the period) from the end of the LVEN Exclusive Marketing Period and the Extension Period, if any, through the termination of the Escrow Period, plus the customary transaction costs incurred by ITB in such sale (the "Threshold Amount"), then LVEN shall receive from such cash proceeds in excess of the Threshold Amount up to the next $12.0 million of cash sale proceeds over and above the Threshold Amount (the "LVEN Payment"), out of which LVEN Payment LVEN hereby directs that the first $2.0 million be paid over to NPD; provided however, that if LVEN withdraws from the Stipulation pursuant to Section 24 below, then the first $2.0 million of cash proceeds in excess of the Threshold Amount shall be paid to NPD (the "NPD Payment"). ITB shall be entitled to all proceeds in excess of the $44.2 million payment to CSFB and the LVEN Payment or NPD Payment, as the case may be (subject to payment of such excess amounts to CSFB while the CSFB Loan is outstanding).
                                (3)     For purposes of subsections 4(b)(5) and
4(d)(2), a "sale" of the El Rancho Property shall be defined as an all-cash asset transaction, which shall include for this purpose, but shall not be limited to, a transfer by refinance, the sale of shares of stock in the entity holding title to the El Rancho Property, or the merger or consolidation of the entity holding title to the El Rancho Property with or into another entity. In the event it is proposed that record or beneficial ownership of the El Rancho Property be transferred in any other manner, ITB, prior to any such transaction, shall obtain the written consent of LVEN, which consent will not be unreasonably withheld and which will be conditioned upon such alternative transaction maintaining LVEN's rights as provided herein or providing LVEN with economic benefits equivalent to those provided herein; provided, however, that if the CSFB Approval Agreement is executed by CSFB and ITB as presently contemplated, no notice to, or consent by, LVEN shall be required with respect to an acquisition of the El Rancho Property by CSFB or its designee in accordance with the terms of the CSFB Approval Agreement or pursuant to a foreclosure or deed in lieu of foreclosure following any subsequent default under the CSFB Loan Agreement or the CSFB Approval Agreement.
                        (e) LVEN and Casino-Co shall (i) return to ITB for immediate cancellation the 2,093,868 shares (the "LVEN Shares") of ITB common stock which were previously issued to Casino-Co in consideration for the prior cancellation of that certain $10.5 million promissory note from ITB to LVEN (the "LVEN Note"), plus accrued interest on the LVEN Note, which LVEN Note shall remain  cancelled,  and
(ii) shall immediately and automatically release any and all of their interests in and to the NPD Shares. At the time of the return of the LVEN Shares to ITB, LVEN and Casino-Co shall simultaneously represent, warrant and covenant to ITB, in a form reasonably satisfactory to ITB (with respect to clause (iv) below, the representation, warranty and covenant shall also be made in writing to NPD, in a form reasonably satisfactory to NPD), as follows (collectively, the "LVEN Shares Warranties"): (i) LVEN and/or Casino-Co is the sole record and beneficial owner of the LVEN Shares, and the LVEN Shares are free and clear of any and all claims, liens, encumbrances, charges, pledges, assessments or interests of third parties of any kind or nature whatsoever; (ii) LVEN and Casino-Co have full power, right and authority to transfer the LVEN Shares to ITB, without restriction, and that upon the transfer ITB will acquire good and valid title to the LVEN Shares free and clear of any and all claims, liens, encumbrances, charges, pledges, assessments or interests of third parties of any kind or nature whatsoever, so that after the transfer of the LVEN Shares, ITB may freely exercise all rights of ownership in and with respect to the LVEN Shares; (iii) there are no agreements, arrangements or understandings affecting the transfer, ownership or voting of the LVEN Shares; and (iv) LVEN and Casino-Co have released any and all of their interests in and to the NPD Shares. The proxy from LVEN and Casino-Co to DeSantis to vote all or any portion of the LVEN Shares shall be terminated immediately and automatically and shall be of no further force or effect. Subsequent to the Signing Date, LVEN and Casino-Co shall not transfer any interest in the LVEN Shares except as necessary to consummate the Settlement, and LVEN and Casino-Co shall be required to vote the LVEN Shares in favor of any resolution approved unanimously by the ITB Board.
                           (f)      With the sole exception of this Stipulation,
and the further agreements specified herein and contemplated hereby, any and all employment agreements, consulting agreements, or other agreements relating to any ITB securities, options, warrants, loan agreements or notes, entertainment related agreements, and all other agreements or arrangements of any kind or nature whatsoever between or among ITB or any of its subsidiaries, on the one hand, and any of the LVEN Parties, on the other hand, shall be deemed terminated immediately and automatically, and shall be of no further force and effect.
                      (g) Any and all ITB shares, warrants to acquire ITB securities, pledges relating to ITB securities, options to acquire ITB securities, and any and all other ITB securities held by any of the LVEN Parties shall be deemed terminated immediately and automatically, and shall be of no further force or effect.
                  5. Upon the NPD Effective Date, the parties agree that immediately upon providing the NPD Share Warranties (as hereinafter defined) and upon the dismissal of the Litigations with prejudice (in the event the CSFB Approval Agreement is executed by ITB and CSFB, otherwise upon the dismissal of the Actions and the Rekulak Action with prejudice), ITB shall purchase from NPD, and NPD shall sell to ITB, for $4.6 million in immediately available funds and the assumption of the NPD Note in accordance with subsection 6(a) below, the 2,904,016 shares of ITB common stock which NPD purchased

(the "NPD Shares") for an aggregate purchase price of $11,616,064 (half of which was paid in cash at closing) from Brennan on January 15, 1997 (the "NPD Repurchase"). The price ITB is to pay for the NPD Shares represents an approximately $2.2 million discount from the original purchase price paid by NPD, plus interest paid thereon, in consideration of the settlement of the allegations made against NPD in the Actions. Following the NPD Repurchase, the NPD Shares shall become treasury shares of ITB and, if the CSFB Approval Agreement is executed by ITB and CSFB, such shares shall thereafter be held and dealt with in accordance with the terms of the CSFB Approval Agreement. Prior to the consummation of the NPD Repurchase and as a precondition to the NPD Repurchase, NPD, DeSantis and Coelho shall severally, not jointly, represent, warrant and covenant to ITB, in a form reasonably satisfactory to ITB, as follows (collectively, the "NPD Share Warranties"): Except for (i) the pledge of the NPD Shares as security for the NPD Note and the lien created thereby (the "NPD Share Pledge"), which NPD Note and obligations will be assumed by ITB immediately upon consummation of the NPD Repurchase in accordance with the terms of, and following the satisfaction of the conditions with respect thereto set forth in, the CSFB Approval Agreement if executed by ITB and CSFB, and (ii) compliance with any restrictions imposed by any New Jersey regulatory authorities, (1) NPD is the sole beneficial and record owner of the NPD Shares, and the NPD Shares are free and clear of any and all other claims, liens, encumbrances, charges, pledges, assessments, options to purchase or other interests of third parties of any kind or nature whatsoever (collectively, "Encumbrances"); (2) NPD has full corporate power, right and authority to sell the NPD Shares to ITB, without further restriction, and at the closing of the NPD Repurchase, ITB will acquire good and valid title to the NPD Shares free and clear of any Encumbrances; (3) there are no other agreements, arrangements or understandings affecting the transfer, ownership or voting of the NPD Shares; and (4) the NPD Shares are not subject to any Encumbrances by AutoLend, DeSantis, Casino-Co or any of their affiliates. As between DeSantis and Coelho, any liability of DeSantis and Coelho with respect to any misrepresentation of the above representations and warranties shall be limited to their proportionate ownership of NPD (as of the Signing Date, DeSantis owned 78% and Coelho owned 22% of NPD). Subsequent to the Signing Date, NPD shall not transfer any interest in the NPD Shares except as necessary to consummate the Settlement and NPD shall be required to vote the NPD Shares in favor of any resolution approved unanimously by the ITB Board. Notwithstanding anything in this Stipulation to the contrary, the NPD Repurchase shall be conditioned upon the prior or simultaneous assumption by ITB of any and all obligations and rights of NPD pursuant to the NPD Note (as provided in subsection 6(a) below). The NPD Share Warranties shall survive the NPD Repurchase.
                  6. Simultaneous with the NPD Repurchase,  the parties agree as follows:
                        (a)      In accordance with the terms of, and following
the satisfaction of the conditions with respect thereto set forth in, the CSFB Approval Agreement if executed by ITB and CSFB, ITB shall immediately assume any and all obligations and rights of NPD pursuant to the NPD Note (which has been subsequently assigned to the Bankruptcy Trustee), upon which NPD shall be deemed fully and finally released and discharged from any and all obligations thereunder. Prior to ITB's assumption of any and all obligations and rights of NPD pursuant to the NPD Note and as a precondition to such assumption, NPD shall represent, warrant and covenant to ITB as follows (collectively, the "NPD Note Warranties"): (1) NPD is the sole maker of the NPD Note, and the NPD Note is free and clear of any and all claims, liens, encumbrances, charges, assessments and interests of third parties of any kind or nature whatsoever (other than the NPD Share Pledge); and (2) as to the then outstanding principal balance of the NPD Note, the amount of all accrued and unpaid interest thereon and the amount of any other sums then payable in connection therewith. Until ITB's assumption of the NPD Note, NPD shall continue to pay interest in accordance with the terms of the NPD Note.
                          (b)      Cole Schotz shall return to AutoLend the $2.0
million pledged by AutoLend to Brennan to secure the NPD Note, plus all interest actually accrued thereon in the account(s) in which the same has been maintained (the "$2 Million Cash Collateral").
                           (c)      The Revolving Line of Credit shall be deemed
terminated immediately and automatically, and shall be of no further force or effect.
                        (d)      Upon the execution of this Stipulation, each of
the Director Defendants shall deliver duly executed unconditional written resignations as directors, officers, employees and/or consultants of ITB to Young, Conaway, Stargatt & Taylor, to be held in escrow by such firm, which resignations shall become effective and be released immediately by such firm upon the completion of the NPD Repurchase, unless required to be released sooner pursuant to Section 13 below.
                        (e)      All agreements between or among D&C Gaming and
ITB or any of its subsidiaries shall be deemed terminated immediately and automatically, and shall be of no further force or effect.
                           (f)      With the sole exception of this Stipulation,
and the further agreements specified herein and contemplated hereby, any and all employment agreements, consulting agreements, or other agreements relating to any ITB securities, options, warrants, loan agreements or notes, entertainment related agreements, and all other agreements or arrangements of any kind or nature whatsoever between or among ITB and any of its subsidiaries, on the one hand, and any of NPD and/or the Director Defendants, on the other hand, shall be deemed terminated immediately and automatically, and shall be of no further force and effect. The Director Defendants shall cause the actions listed on
Schedule 6(f) attached hereto and incorporated herein to occur by the dates specified therein.
                       (g)      Any and all ITB shares, warrants to acquire ITB
securities, pledges relating to ITB securities, options to acquire ITB securities, and any and all other ITB securities held by any of the Director Defendants and/or NPD shall be deemed terminated immediately and automatically, and shall be of no further force or effect, with the sole exceptions of the NPD Share Pledge and the shares of ITB common stock purchased by the Director Defendants in the open market as set forth below:
                  Name                                      Number of ITB Shares
         Michael Abraham                                                 5,000
         Kenneth Scholl                                                  1,000
                  7. Until the NPD Effective  Date,  the business and affairs of
ITB shall be operated in the ordinary course of business; provided, however, that, except upon the prior written approval of Coelho and Quigley, ITB and its subsidiaries will not approve, amend or terminate any agreement, or incur any additional actual or contingent liabilities, expenses or obligations in excess of $10,000. Until the NPD Repurchase, ITB and its subsidiaries shall not take any of the following actions, other than as provided for in this Stipulation or in a further agreement specified herein, without the prior unanimous approval of the ITB Board, and in all events subject to the provisions of, and consents required under, the CSFB Loan Agreement: (a) merge ITB or any ITB subsidiary with any other corporation (excluding any merger of ITB or any subsidiary with any other subsidiary of ITB); (b) purchase or sell assets of ITB or any subsidiary for proceeds of $50,000 or more singly or in the aggregate; (c) except for issuance of the Class B Preferred Stock (as defined below) (if such class of stock is authorized and issued pursuant to the CSFB Approval Agreement, if executed by ITB and CSFB), agree to issue, issue or register any capital stock (common or preferred), options, warrants or any other securities of ITB or its subsidiaries; (d) approve, terminate or amend any employment, consulting or similar agreements with officers, directors, consultants or key employees of ITB or any subsidiary; (e) cause ITB or any subsidiary to borrow $50,000 or more, singly or in the aggregate; (f) except for the director to be elected by the holder of the Class B Preferred Stock pursuant to the CSFB Approval Agreement, if executed by ITB and CSFB, fill any vacancy on the ITB Board; (g) undertake any actions relating to the holding of any meeting of ITB stockholders; (h) declare or pay any dividend or otherwise make any distribution to ITB's stockholders; (i) consummate any tender offer, restructuring, recapitalization or reorganization involving ITB or any of its subsidiaries; or (j) amend ITB's by-laws. Until the NPD Repurchase and, except as expressly provided in this Stipulation, without the prior written approval of Coelho and Quigley, no payments  shall be made to any  Directors  other  than  those  set  forth on the
Schedule of Director Payments dated April 20, 1998, which Schedule has been approved by Quigley, Leo, Murray, Dees and the Director Defendants, and has been filed with ITB. Zappala agrees to pay to ITB immediately out of any payment Zappala may receive from either LVEN or the purchaser of the El Rancho Property in connection with a Disposition Sale, the lesser of $200,000 or 20% of any such payment he receives, if and only to the extent that Zappala receives any such payment directly or indirectly. On the date this Stipulation has been approved by the ITB Board and continuing thereafter at the discretion of the ITB Board, ITB shall compensate Murray for services to ITB on the terms set forth in the resolution adopted by the ITB Board on December 20, 1996. Without the prior written approval of Quigley, Leo, Murray, Dees and the Director Defendants, no party to this Stipulation shall make any public statement or filing regarding the Settlement other than in connection with securing the approvals contemplated by Sections 2 and 3 above.
                  8. The parties understand that AutoLend is prepared to make an immediate application to the New Mexico Bankruptcy Court to secure the AutoLend Bankruptcy Approval (the "AutoLend Application"). The parties understand that the participants in the Brennan Bankruptcy Action are prepared to make an immediate application to the New Jersey Bankruptcy Court to secure the Brennan Bankruptcy Approval (the "Brennan Trustee Application"). In the event that the AutoLend Application and the Brennan Trustee Application are not filed with the respective Bankruptcy Courts within five (5) business days of the date the Stipulation is filed with the Delaware Court, in a form reasonably acceptable to the Plaintiffs and the Director Defendants, the Plaintiffs and the Director Defendants shall have the right to terminate this Stipulation upon written notice to all parties hereto and to CSFB; subject, however, to the provisions of the last sentence of Section 24 below.
                  9. The parties agree that,  upon the NPD Effective  Date,  the
Director Defendants shall be indemnified for all counsel fees, costs and disbursements incurred by them in the Derivative Action, the Section 225 Action, the Brennan Bankruptcy Action, the Green Action, the NPD Action and the Harris Action and/or incurred by ITB or its affiliates for services performed by outside corporate, litigation or regulatory counsel, including Cozen and O'Connor; Kozlov, Seaton, Romanini, Brooks & Greenberg; Young, Conaway, Stargatt & Taylor; Ballard, Spahr, Andrews & Ingersoll; Morris, Nichols, Arsht & Tunnell; Ashby & Geddes; and Tompkins, McGuire & Wachenfeld; and that all such counsel fees, costs and disbursements incurred by the Director Defendants shall be paid by ITB for the benefit of the Director Defendants. Subject to the occurrence of the NPD Effective Date, the parties agree that no claim shall be made against any of the Director Defendants, ITB or their respective counsel to repay, remit or reimburse ITB or any other party for counsel fees, costs or disbursements incurred in the Derivative Action, the Section 225 Action, the Brennan Bankruptcy Action, the Green Action, the NPD Action, the Harris Action, any regulatory matter or proceeding, or in the representation of ITB or its affiliates.
                  10. The  parties  agree  that,  upon the NPD  Effective  Date,
Plaintiffs shall be indemnified for all counsel fees, costs and disbursements incurred by them in the Quigley Action and Counterclaims therein, the Section 225 Action, the NPD Action and the Harris Action, including fees of their outside litigation counsel including Richards, Layton & Finger; Morris, James, Hitchens & Williams; Sonnenblick, Parker & Selvers, P.C.; Potter, Anderson &
Corroon; and Riordan & McKinzie; and that all such counsel fees, costs and disbursements incurred by the Plaintiffs shall be paid by ITB for the benefit of the Plaintiffs. The parties agree that Robert W. Green, the plaintiff in the Green Action, shall be reimbursed by ITB for all counsel fees, costs and disbursements incurred by Green in connection with the Green Action. The parties also agree that, if the CSFB Approval Agreement is executed by ITB and CSFB, on the CSFB Effective Date and thereafter in accordance with the CSFB Approval Agreement, CSFB shall be reimbursed by ITB for all counsel fees, costs and disbursements incurred by CSFB pursuant to the CSFB Approval Agreement. On or after the date this Stipulation is approved by the ITB Board, ITB shall make prompt advances to the Plaintiffs for all counsel fees, costs and disbursements incurred by them in the Quigley Action and the Counterclaims therein, the Section 225 Action, the NPD Action and the Harris Action.
                  11. The parties agree that:  (i) for a period of not less than six (6) years from the NPD Effective Date, ITB shall maintain and continue in place directors and officers liability insurance coverage with respect to each individual who is an ITB director as of the Signing Date in an amount not less than the current aggregate limits of liability of the policies in place on the date of this Stipulation, provided that the cost of such coverage does not exceed 125% of the 1997 premium paid by ITB; and (ii) ITB will pursue the recovery and reimbursement of fees, costs and disbursements to the extent available under existing or renewal coverages for the benefit of the insureds under such policies.
                  12. ITB shall indemnify each individual who is an ITB director as of the Signing Date to the fullest extent permitted by ITB's by-laws and certificate of incorporation as they exist on the date of this Stipulation.
                  13. (a) Immediately  prior to the Mailing Date, all members of the ITB Board shall execute and deliver to ITB's general counsel a written consent, which shall be effective on the Mailing Date, amending Article III,
Section 2 of ITB's by-laws to reduce the authorized number of ITB directors to six. On the Mailing Date, each of Abraham, Scholl, Dees, and Leo shall deliver to the general counsel of ITB a letter confirming such individual's unconditional and immediate resignation as a director, officer and consultant of ITB and all of its subsidiaries. In the event any remaining director of ITB shall resign, die or become disabled after the Mailing Date and prior to the date of the NPD Repurchase, ITB and the continuing directors agree to take all actions as may be required to fill immediately the vacancy on the ITB Board by electing immediately an individual designated by the Plaintiffs in the event Murray or Quigley are the departing directors, or designated by the Director Defendants in the event DeSantis, Coelho or Zappala are the departing directors, provided that the continuing directors are reasonably satisfied with the qualifications of any such designee and that the election of the designated individual to the ITB Board will not violate, conflict with or result in any material limitation on the ownership or operation of the business or assets of ITB or any of its subsidiaries under any statute, law, rule, regulation, ordinance or any final judgment, decree or order of any governmental agency. In the event of a departure of a remaining director, the continuing directors agree to take no actions until a new director is elected in accordance with this
Section 13(a).
                           (b)      Subject to the approval and execution of the
CSFB Approval Agreement by ITB and CSFB, as of the CSFB Effective Date, the ITB Board shall authorize a new class of preferred stock (the "Class B Preferred Stock") entitling the holder thereof to elect, as a separate class by written consent or vote at any meeting of the ITB stockholders, a director whose consent will be required solely for any "Major Decision" by the ITB Board, as will be defined in the CSFB Approval Agreement, if executed by ITB and CSFB. Shares of the Class B Preferred Stock shall be issued, solely upon payment of the par value thereof, to an independent director selected from a national firm that provides independent directors. The Class B Preferred Stock shall be entitled to a dividend in an amount equal to the annual fee of the independent director. The Class B Preferred Stock shall have no rights other than with respect to any Major Decision or the limited dividend right. The Class B Preferred Stock shall expire automatically 367 days after the repayment in full of ITB's obligations under the CSFB Loan Agreement.
                                                 RELEASE OF CLAIMS
                  14. As of the LVEN  Effective  Date as to all  Settled  Claims
directly by or against any of the LVEN Parties and their Parties' Affiliates (as defined below), and as of the NPD Effective Date as to all Settled Claims directly by or against any of the Plaintiffs or Director Defendants and their Parties' Affiliates, and as of the CSFB Effective Date as to all Settled Claims directly by or against CSFB which refer to, or actually or potentially relate to CSFB (but only if the CSFB Approval Agreement is executed by ITB and CSFB), all claims, rights, demands, suits, liabilities, matters, issues, actions, causes of action, damages, losses, obligations and matters of any kind or nature whatsoever, asserted or unasserted, known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, matured or unmatured, material or immaterial, which have been, could have been, or in the future can or might be asserted in the Actions or in any court, tribunal or proceeding (including, but not limited to, any claims arising under federal or state law relating to any fraud, breach of any duty or obligation, or otherwise) (collectively, "Claims") by any parties to the Actions, or ITB (including its predecessors, successors, assigns and any other person claiming by, through, in the right of or on behalf of ITB whether by subrogation, assignment or otherwise), against any or all of the parties to the Actions or CSFB (if the CSFB Approval Agreement is executed by ITB and CSFB), their respective parent entities, affiliates, associates or subsidiaries, and each of their respective present or former officers, directors, stockholders, agents, employees, attorneys, representatives, advisors, investment advisors, investment bankers, commercial bankers, trustees, general or limited partners, joint ventures, heirs, executors, personal representatives, estates, administrators, successors and assigns (collectively, the "Parties' Affiliates"), whether individually, representatively, or derivatively, or in any other capacity, which have arisen, could have arisen, arise now, or hereafter arise out of or relate in any manner whatsoever, directly or indirectly, to the allegations, facts, events, transactions, occurrences, statements, representations, misrepresentations, omissions, or any other matter, thing or cause whatsoever, or any series thereof, involved, set forth, or otherwise referred or related, directly or indirectly, to: (i) the Litigations; (ii) the Settlement of the Actions; (iii) the Plaintiffs' or Director Defendants' conduct as officers, directors, consultants, stockholders and/or employees of ITB; (iv) the Plaintiffs' or Defendants' ownership of ITB stock;

(v) the Plaintiffs' or Defendants' contractual relationships with ITB; (vi) any other matter involving the business and affairs of ITB; (vii) as to CSFB only (if the CSFB Approval Agreement is executed by ITB and CSFB), the CSFB Loan; and
(viii) this Stipulation, the Settlement and the CSFB Approval Agreement (if the CSFB Approval Agreement is executed by ITB and CSFB) and the respective transactions, indemnifications, and payments contemplated thereby (collectively, the "Settled Claims"), shall be fully, finally and forever compromised, extinguished, dismissed, discharged and released with prejudice, subject only to compliance with the foregoing terms and conditions as set forth herein; provided, however, that (A) the Settled Claims shall not include any claim that may exist or in the future be asserted against Standard Capital Group, Inc. or any of its employees, (B) the Settled Claims shall not include any claim that may exist or in the future be asserted against CSFB or any of its employees unless the CSFB Approval Agreement is executed by ITB and CSFB, and (C) the Settled Claims shall not include any claim that may exist or in the future be asserted in connection with the Greenwood Transaction by, against or among ITB, any of ITB's subsidiaries, Greenwood Racing, Inc., Greenwood or any of their respective affiliates.
                  15. Upon the execution of this Stipulation, all parties to this Stipulation (other than Brennan, who shall execute and deliver such release upon receipt of the Brennan Bankruptcy Approval) shall deliver duly executed, reciprocal releases, substantially in the form attached hereto as Exhibit A, to Young, Conaway, Stargatt & Taylor and Richards, Layton & Finger to be held jointly in escrow by such firms, which releases shall become effective and be released jointly by such counsel as to the LVEN Parties on the LVEN Effective Date and as to all other Parties upon the NPD Repurchase. Upon the NPD Repurchase, all parties to this Stipulation (and AutoLend upon receipt of the AutoLend Bankruptcy Approval) shall deliver a duly executed release to Cole Schotz, in a form reasonably satisfactory to Cole Schotz, relating to that firm's release of the $2 Million Cash Collateral to AutoLend. If the CSFB Approval Agreement is executed by ITB and CSFB, all parties to this Stipulation (other than Brennan, who shall execute and deliver such release upon receipt of the Brennan Bankruptcy Approval) shall deliver duly executed releases, substantially in the form attached hereto as Exhibit A, to CSFB, which releases shall become effective immediately upon such delivery to CSFB.
                  16. The releases contemplated by Sections 14 and 15 of this Stipulation extend to the Settled Claims that the parties hereto and ITB's stockholders may not know or suspect to exist at the time of the release, which if known, might have affected the decision to enter into this Stipulation. All parties hereto and ITB's stockholders shall be deemed to waive any and all provisions, rights and benefits conferred by any law of the United States, including any state or territory thereof, or principle of common law, which governs or limits a person's release of unknown claims. All parties hereto acknowledge that they or ITB's stockholders may discover facts in addition to or different to those that they now know or believe to be true with respect to the subject matters of this Stipulation, but that it is their intention to fully, finally and forever settle and release any and all Settled Claims known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of such additional or different facts.
                  17. On the LVEN Effective Date as to all Settled Claims directly by or against any of the LVEN Parties and all such Parties' Affiliates, and on the NPD Effective Date as to all Settled Claims directly by or against any of the Plaintiffs or Director Defendants and all such Parties' Affiliates, the respective Settled Claims shall be completely and finally compromised, settled, released, discharged, and dismissed with prejudice upon and subject to the terms and conditions of this Stipulation, and the Quigley Action, the Green Action and the NPD Action, or respective portions thereof, shall be dismissed with prejudice on the merits and without costs to any party (except as may be set forth herein), and all claims therein shall be completely and finally compromised, settled, released and discharged. If the CSFB Approval Agreement is executed by ITB and CSFB, subject to the last sentence of Section 14, then on the CSFB Effective Date as to all Settled Claims referring to, or actually or potentially relating to, CSFB, such Settled Claims shall be deemed completely and finally compromised, settled, released, discharged and dismissed with prejudice.
                                      SUBMISSION AND APPLICATION TO THE COURT
                  18. As soon as practicable after this Stipulation has been executed, the parties shall jointly move the Delaware Court for approval of the Settlement as provided herein, and for entry by the Court of the scheduling order in the form attached hereto as Exhibit B (the "Scheduling Order").

                                             ORDER AND FINAL JUDGMENT
                  19. If this Stipulation and the Settlement contemplated herein are approved by the Delaware Court, at or following the Settlement Hearing, the parties will jointly request the Delaware Court to enter an Order and Final Judgment in the form attached hereto as Exhibit D (the "Judgment"). Immediately upon the entry of the Judgment by the Delaware Court, the parties shall undertake all necessary and desirable actions to secure the immediate dismissals of the Rekulak Action, the Green Action, the NPD Action and the Harris Action on the grounds that such actions are barred and the claims therein are released under the Judgment.

                                              FINALITY OF SETTLEMENT
                  20. The approval by the Delaware Court of the Settlement shall be considered final for purposes of this Stipulation upon the later to occur of the following: (i) the expiration of the time for the filing or noticing of any appeal or motion for reargument from the Delaware Court's Judgment approving the Settlement; (ii) the date of final affirmance on any appeal or reargument; (iii) the expiration of time for petitions for writs of certiorari and, if certiorari is granted, the date of final affirmance following review pursuant to that grant; or (iv) the final dismissal of any appeal or proceedings on certiorari.

                                    NOTICE AND SETTLEMENT ADMINISTRATION COSTS
                  21. Notice of the Settlement and of the hearing for the consideration of the Settlement by the Delaware Court (the

"Settlement Hearing"), substantially in the form attached hereto as Exhibit C (the "Notice"), shall be sent to all stockholders of ITB. ITB shall assume the administrative responsibility of providing the Notice in accordance with the Scheduling Order, and ITB shall pay all costs and expenses incurred in providing such Notice to stockholders of ITB. In addition, ITB, or its agents, shall use reasonable efforts to provide the Notice to all beneficial owners of ITB stock by making additional copies of the Notice available to any record owner of ITB stock who, prior to the Settlement Hearing, requests the same for purposes of distribution to the beneficial stockholders of ITB. The parties hereto (other than ITB) shall have no responsibility for any such costs associated with such Notice regardless of whether the Settlement becomes effective or is consummated. On or before the date of the Settlement Hearing, counsel for ITB shall file with the Delaware Court an appropriate affidavit evidencing compliance with this section regarding the preparation and mailing of the Notice.
                  22. Except as provided in this Stipulation or the agreements contemplated herein, the parties hereto shall bear no other expenses, costs, damages or fees incurred by any party, or any present or former stockholder of ITB, or by any attorney, expert, advisor, agent or representative of any of the foregoing persons in connection with any of the Actions.

                                           STIPULATION NOT AN ADMISSION
                  23. This  Stipulation  and all  negotiations,  statements  and proceedings in connection therewith shall not in any event be construed as, or deemed to be evidence of, an admission or concession on the part of any of the parties hereto, any present or former stockholder of ITB, or any other person, of any liability or wrongdoing by them, or any of them, and shall not be offered or received in evidence in any action or proceeding, or be used in any way in any action or proceeding as an admission, concession or evidence of any liability nor wrongdoing of any nature, and shall not be construed as, or deemed to be evidence of, an admission or concession that the parties hereto, their counsel, or any present or former stockholder of ITB, or any other person, has or has not suffered any damage, as a result of the facts described in the Actions or herein.
                  24.  Subject to the last  sentence  of this  Section  24, this
Stipulation shall be null and void and of no further force and effect if it is determined in good faith by all of the parties hereto that one or more of the approvals required in Section 2 above is unable to be obtained; provided, however, that (i) if all of the approvals required in Section 2 above are not received within 180 days from the date of this Stipulation, then any party may withdraw from this Stipulation upon written notice to all other parties hereto,
(ii) if LVEN (A) in its sole and absolute discretion, determines that the terms and/or provisions of the CSFB Approval Agreement or the Alternative Financing Agreement (if either is executed by ITB and either CSFB or the Alternative Lender, as the case may be) would modify the Underlying Settlement Transaction (as hereinafter defined) and adversely affect the rights of LVEN to the extent that if such terms and/or conditions had been known to LVEN at the time of execution hereof, LVEN would not have entered into this Stipulation upon the terms provided herein, or (B) has failed for any reason by the date which is fifteen (15) days from the date of this Stipulation to enter into an amendment to the APW Acquisition Agreement in form and substance acceptable to LVEN, then the LVEN Parties may withdraw from this Stipulation, or (iii) if either the CSFB Approval Agreement or the Alternative Financing Agreement is not executed within forty-five (45) days from the date of this Stipulation, then the LVEN Parties may withdraw from this Stipulation upon written notice to and received by ITB on or before the forty-eighth (48th) day following the date of this Stipulation. As used herein, the term "Underlying Settlement Transaction" shall mean and refer to the entirety of the agreements, procedures, mechanisms, valuations, and other provisions, rights, obligations, waivers, releases and remedies negotiated and bargained for by and between ITB and LVEN in this Stipulation, including without limitation, those set forth in Section 4 above, determined without regard to any reference herein to particular terms or provisions of the CSFB Approval Agreement or any Alternative Financing Agreement or the rights of such parties (all of which references were negotiated by and between ITB and CSFB without any involvement of or participation by LVEN). In the event that any party withdraws from this Stipulation under the aforementioned circumstances (other than pursuant to clauses (i) and (ii) of the first sentence of this Section 24), or in the event that the Settlement set forth herein is not finally approved or does not become effective, then (a) this Stipulation shall not be deemed to prejudice in any way the respective positions of the parties hereto with respect to the Derivative Action, Green Action, NPD Action and Brennan Bankruptcy Action, (b) the parties shall be restored to their respective positions in the Actions existing immediately prior to the execution of this Stipulation, without prejudice to any then existing or outstanding motions, briefs, discovery requests or other positions whatsoever (including Corazzi's pending motion in the Quigley Action to dismiss for lack of personal jurisdiction), (c) the existence of this Stipulation, its contents, and the negotiations relating hereto shall not be admissible in evidence or shall be referred to for any purpose in the Derivative Action, Green Action, NPD Action and Brennan
Bankruptcy Action, or in any other litigation or proceeding, and (d) this Stipulation shall become null and void and of no force and effect. In the event that the LVEN Parties withdraw from this Stipulation pursuant to either clause
(i) or (ii) of the first sentence of this Section 24, then (a) this Stipulation shall not be deemed to prejudice in any way the respective positions of the parties hereto with respect to the Derivative Action, Green Action, NPD Action and Brennan Bankruptcy Action as they relate to the LVEN Parties, (b) the parties shall be restored to their respective positions in the Actions existing immediately prior to the execution of this Stipulation solely as they relate to the LVEN Parties, without prejudice to any then existing or outstanding motions, briefs, discovery requests or other positions whatsoever (including Corazzi's pending motion in the Quigley Action to dismiss for lack of personal jurisdiction), (c) the existence of this Stipulation, its contents, and the negotiations relating hereto shall not be admissible in evidence or shall be referred to for any purpose in the Derivative Action, Green Action, NPD Action and Brennan Bankruptcy Action as they relate to the LVEN Parties, or in any other litigation or proceeding relating to the LVEN Parties, and (d) the provisions of this Stipulation as they relate to the LVEN Parties shall become null and void and of no force and effect. If the CSFB Approval Agreement is executed by ITB and CSFB, then notwithstanding the foregoing or anything else to the contrary contained herein, the parties expressly acknowledge and agree that upon the CSFB Effective Date, (a) all agreements set forth in the CSFB Approval Agreement, other than those which, by their terms, only become effective upon the LVEN Effective Date or NPD Effective Date, as applicable, and (b) all provisions set forth in this Stipulation for the benefit of CSFB, including, without limitation, as set forth in this Section 24 and the applicable provisions of Sections 4(b), 4(c), 4(d), 7, 10, 13(b), 14, 15, 17, 33, 36, 38
and 39 hereof (the agreements and provisions  described in the foregoing clauses
(a) and (b) being collectively referred to herein as the "CSFB Rights"), shall be and remain in full force and effect and binding upon the parties thereto and hereto, respectively, irrespective of whether or not (i) any approval required in Section 2 or 3 hereof is ever obtained, and/or (ii) this Stipulation shall become null and void and of no further force and effect in accordance with any of the terms hereof; it being further expressly acknowledged and agreed by the parties that all of the CSFB Rights shall survive any termination or nullification of this Stipulation in accordance with the terms hereof or otherwise.
                  25. Subject to the last sentence of Section 24, if applicable, following the occurrence of the LVEN Effective Date, this Stipulation shall be null and void and of no further force and effect with respect to all parties hereto other than the LVEN Parties (the "Remaining Parties") if it is determined in good faith by all of the Remaining Parties that one or more of the approvals required in Section 3 above is unable to be obtained; provided, however, that if the LVEN Effective Date has occurred and all of the approvals required in
Section 3 above are not received within 180 days from the date of this Stipulation, then any of the Remaining Parties may withdraw from this Stipulation upon written notice to all other parties hereto. In the event that any Remaining Party withdraws from this Stipulation, (i) this Stipulation shall not be deemed to prejudice in any way the respective positions of the Remaining Parties with respect to the Derivative Action, Green Action, NPD Action and Brennan Bankruptcy Action which have not become Settled Claims upon the occurrence of the LVEN Effective Date, (ii) the Remaining Parties shall be restored to their respective positions in the Actions existing immediately prior to the execution of this Stipulation, without prejudice to any then existing or outstanding motions, briefs, discovery requests or other positions whatsoever,
(iii) the existence of this Stipulation, its contents and the negotiations relating hereto shall not be admissible in evidence or shall be referred to for any purpose in the Derivative Action, Green Action, NPD Action, and Brennan Bankruptcy Action, or in any other litigation or proceeding (other than with respect to the provisions dealing with the LVEN Parties), and (iv) this Stipulation (other than the provisions dealing with the LVEN Parties) shall become null and void and of no force and effect; provided that the withdrawal of the Remaining

Parties from this Stipulation shall not affect the continuing effectiveness of this Stipulation with respect to the LVEN Parties and the provisions of the Stipulation dealing specifically with the LVEN Parties (including, without limitation, Sections 2 and 4 hereof in their entirety and the relevant portions of Sections 14 through 17 hereof) shall remain in full force and effect, shall not be terminated hereby and shall be binding on all parties hereto.

                                                    EXTENSIONS
                  26. Without further order of the Delaware Court, the parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation.

                                                 ENTIRE AGREEMENT
                  27. This Stipulation, including all schedules and exhibits attached hereto, together with the CSFB Approval Agreement (if executed by ITB and CSFB), constitutes the entire agreement among the parties with regard to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof. This Stipulation may not be modified or amended or any of its provisions waived, except by a writing executed by each of the parties whose interests are affected by such modification, amendment or waiver.

                                                     NO WAIVER
                  28. Any failure by any party to insist upon the strict performance by any other party of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions hereof, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of this Stipulation to be performed by such other party.

                                                   COUNTERPARTS
                  29. This Stipulation may be executed in any number of actual or facsimile counterparts, all of which shall be considered one and the same agreement, and shall become effective when such counterparts have been signed by each of the parties and delivered to the other parties.

                                                   GOVERNING LAW
                  30. This Stipulation shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of law provisions thereof. Any action to enforce, construe or challenge the provisions of this Stipulation, or otherwise arising out of or concerning this Stipulation or any of the transactions contemplated hereby, shall be filed exclusively in the Delaware Court and in no other court, and all parties hereto consent to personal jurisdiction in the Delaware Court for any such action and to the service of process by notice to each party's current legal counsel.

                                                   BEST EFFORTS
                  31. The parties and their attorneys agree to cooperate fully with one another in seeking approval of the Settlement by the Delaware Court, the New Jersey Bankruptcy Court and the New Mexico Bankruptcy Court, and to use their respective good faith best efforts to effectuate, as promptly as practicable, the consummation of this Stipulation and the Settlement provided for hereunder (including all related transactions, agreements and approvals described herein at the earliest possible times, substantially as provided herein and in accordance with all applicable legal and regulatory requirements).
                  32. If any claims which are or would be subject to the release and dismissal contemplated by the Settlement are asserted against any person in any court prior to the LVEN Effective Date, the NPD Effective Date or the date of the NPD Repurchase, the parties shall jointly, where possible, seek a dismissal or stay of such proceedings and shall otherwise use their best efforts to effect a withdrawal or dismissal of the claims. The parties further agree to use their respective good faith best efforts to obtain any approvals, releases or documents required herein. The Plaintiffs and Director Defendants further agree to exercise their good faith best efforts and to cooperate fully with ITB in connection with any SEC filings, the resumption of trading of ITB securities on AMEX, the dismissal of the Rekulak Action and the Harris Action, the AutoLend Application, the Brennan Bankruptcy Application, the CSFB Approval Agreement or the Alternative Financing Agreement, and the establishment and implementation of an Escrow Agreement in accordance with Section 4(b) hereof.
                                              SUCCESSORS AND ASSIGNS
                  33. This Stipulation shall be binding upon, and inure to the benefit of, the successors, assigns, heirs and representatives of the parties hereto; provided, however, that, except as set forth in the last sentence of this Section 33, no rights hereunder may be assigned and no obligations hereunder may be delegated without the prior written consent of all of the parties hereto. Notwithstanding the foregoing prohibition of assignment or delegation, the parties agree: (i) that LVEN may assign to the person contracting with LVEN for the purchase of the El Rancho Property under a Disposition Sale (the "Buyer") LVEN's rights under Section 4(b) of this Stipulation to effect the Disposition Sale agreed to by LVEN and the Buyer, in which event the Buyer's rights shall be deemed to include the Buyer's right, if LVEN is in default of its obligations to such Buyer or under this Stipulation, to acquire the El Rancho Property from ITB in accordance with this Stipulation, free of any rights or claims of LVEN under its agreement with the Buyer; and
(ii) that if ITB is required under the terms of this Stipulation to convey title to the El Rancho Property by a Disposition Sale but fails to do so, such Buyer shall have the right to pursue an injunction or specific performance action against ITB to compel the conveyance to such Buyer. To the extent that it is the record owner of the El Rancho Property, Orion has joined in this Stipulation for the sole and limited purpose of consenting to the rights of Buyer as aforesaid. Additionally, if the CSFB Approval Agreement is executed by ITB and CSFB, all of the CSFB Rights shall inure to the benefit of any successor, assign or participant of CSFB who acquires any interest in the CSFB Loan, without the need for notice to, or the consent of, any party hereto with respect to such succession, assignment or participation.

                                                 DUE AUTHORIZATION
                  34. Each of the parties hereto represents and warrants that he, she or it (i) has all requisite power and authority to enter into this Stipulation and (ii) has been duly authorized and empowered to execute, deliver and consummate the agreements and transactions contemplated by this Stipulation; provided, however, that the parties acknowledge that Brennan and the Bankruptcy Trustee are not authorized to undertake any actions or assume any obligations hereunder until the Brennan Bankruptcy Approval has been obtained, although they are obligated to use their best efforts to obtain such approval.

                                                   NO ASSIGNMENT
                  35. Each of the parties hereto warrants and represents that he, she or it has not assigned, encumbered or in any manner transferred (in whole or in part) any claim or cause of action (i) referred to in the Derivative Action, the Green Action, the NPD Action or the Brennan Bankruptcy Action or
(ii) which constitutes a Settled Claim.

                                           NO THIRD PARTY BENEFICIARIES
                  36.  Except  as set  forth in the  proviso  at the end of this
Section 36, the terms and provisions of this Stipulation are intended solely for the benefit of the parties hereto and their respective successors and permitted assigns, and it is not the intention of the parties to confer third party beneficiary rights or remedies upon any other person or entity; provided, however, that if the CSFB Approval Agreement is executed by ITB and CSFB, CSFB shall become an express third party beneficiary of this Stipulation with respect to all of the provisions set forth herein for the benefit of CSFB, including, without limitation, as set forth in this Section 36 and in Sections 4(b), 4(c), 4(d), 7, 10, 13(b), 14, 15, 17, 24, 33, 38 and 39 hereof.
                                                  INTERPRETATION
                  37. This Stipulation, together with all schedules and exhibits hereto, shall be deemed to have been mutually prepared by all of the settling parties and shall be interpreted as if the parties hereto participated in the drafting and preparation hereof with equal and identical degrees of involvement.

                                               SPECIFIC PERFORMANCE

                  38. The parties hereto acknowledge that damages would be an inadequate remedy for any breach of the provisions hereof and agree that all obligations of the parties hereunder shall be specifically enforceable. Additionally, subject to the execution of the CSFB Approval Agreement by ITB and CSFB, the parties hereto acknowledge that damages would be an inadequate remedy for any breach of any of the CSFB Rights and agree that, at CSFB's election (a) all of the CSFB Rights shall be specifically enforceable before the Delaware Court and/or (b) a breach of any of the CSFB Rights shall be treated as an "Event of Default" under the CSFB Loan Agreement, entitling CSFB to exercise all of its rights and remedies under the CSFB Loan Agreement and the other documents evidencing, securing and/or otherwise relating to the CSFB Loan (collectively, the "CSFB Loan Documents"), except to the extent such CSFB Loan Documents are modified under or pursuant to the terms of the CSFB Approval Agreement.

                                                CSFB LOAN DOCUMENTS

                  39. The parties hereto expressly acknowledge and agree that nothing contained in this Stipulation or in the CSFB Approval Agreement (if executed by ITB and CSFB) shall abrogate, terminate, limit or modify any of CSFB's rights and remedies at law, in equity and/or under the CSFB Loan Documents, except to the extent such CSFB Loan Documents are modified under or pursuant to the terms of the CSFB Approval Agreement (if executed by ITB and CSFB), including, without limitation, CSFB's rights and remedies with respect to any default under the CSFB Loan Agreement (other than those defaults being waived pursuant to the CSFB Approval Agreement, if executed by ITB and CSFB), including ITB's failure to repay the entire CSFB Loan upon the maturity thereof. Except as expressly modified under or pursuant to the CSFB Approval Agreement (if executed by ITB and CSFB), the terms of the CSFB Loan, as set forth in the CSFB Loan Documents, including the payment terms and the maturity thereof, shall be and remain unmodified and in full force and effect.

                                                ANTI-DISPARAGEMENT

                  40. Immediately upon the execution of this Stipulation, no party hereto shall disparage any other party hereto with respect to this Stipulation or the subject matter of the Settled Claims.

                                                     /s/ Frank A. Leo

                                                     Frank A. Leo


                                                     /s/ Robert J. Quigley

                                                     Robert J. Quigley


                                                     /s/ Francis W. Murray

                                                     Francis W. Murray


                                                     /s/ Charles R. Dees, Jr.

                                                     Charles R. Dees, Jr.




                                                     The Family Investment Trust
                                                     Henry Brennan, Trustee

                                             NPD, INC., a Delaware corporation


                                                     By: /s/ Nunzio P. DeSantis

                                                  Nunzio P. DeSantis, President


                                                     /s/ Nunzio P. DeSantis

                                                     Nunzio P. DeSantis


                                                     /s/ Anthony Coelho

                                                     Anthony Coelho


                                                     /s/ Michael Abraham

                                                     Michael Abraham


                                                     /s/ Joseph Zappala

                                                     Joseph Zappala


                                                LAS VEGAS ENTERTAINMENT NETWORK,
                                                   INC., a Delaware corporation


                                                     By: /s/ Joseph A. Corazzi

                                                    Joseph A. Corazzi, President


                                               COUNTRYLAND PROPERTIES, INC., a
                                                     Nevada corporation


                                                     By: /s/ Joseph A. Corazzi

                                                    Joseph A. Corazzi, President

                                                CASINO-CO CORPORATION, a Nevada
                                                     corporation


                                                     By: /s/ Joseph A. Corazzi

                                                   Joseph A. Corazzi, President


                                                     /s/ Joseph A. Corazzi

                                                     Joseph A. Corazzi


                                                     /s/ Kenneth S. Scholl

                                                     Kenneth S. Scholl


                                                     INTERNATIONAL THOROUGHBRED
                                                     BREEDERS, INC., a Delaware
                                                     corporation


                                                     By: /s/ Nunzio P. DeSantis

                                                   Nunzio P. DeSantis, President


                                                     D&C GAMING CORPORATION, a
                                                     Delaware corporation


                                                     By: /s/ Nunzio P. DeSantis

                                                        Nunzio P. DeSantis


                                                     /s/ James J. Murray

                                                     James J. Murray


                                                     /s/ John Mariucci

                                                     John Mariucci

                                                     /s/ Frank Koenemund

                                                     Frank Koenemund


                                                     /s/ Robert W. Green

                                                     Robert W. Green


                                                     /s/ Robert E. Brennan

                                                     Robert E. Brennan


                                                     ORION CASINO CORPORATION, a
                                                     Nevada corporation


                                                     By: /s/ Nunzio P. DeSantis

                                                   Nunzio P. DeSantis, President


                                                     LAS VEGAS COMMUNICATION
                                              CORPORATION, a Nevada corporation


                                                     By: /s/ Joseph A. Corazzi

                                                   Joseph A. Corazzi, President

July 2, 1998

                                                   Schedule K-1


         All that portion of the Northeast Quarter (NE 1/4) and that portion of the Southeast Quarter (SE 1/4) of Section 9, Township 21 South, Range 61 East, M.D.B.&M., more particularly described as Parcel One (1) as shown on Parcel Map in File 37, Page 44, recorded March 22, 1998, as Document No. 1497782, Book 1538 of Official Records, Clark County, State of Nevada.

                                                   Schedule 4(b)


         Upon, and if required to effect, any Disposition Sale, ITB will provide to any buyer (the "Buyer") under an asset purchase and sale agreement for a
Disposition Sale (the "Acquisition Agreement") (and/or Buyer's lender) representations and warranties, and will take certain additional actions, substantially in accordance with the following:

1. Upon LVEN's reasonable prior request, ITB, by separate instrument in form and substance reasonably acceptable to Buyer (the "Representation Certificate"), shall represent, warrant and covenant to the Buyer each of the following matters set forth in Sections 1 through 9 hereof. Except as expressly provided herein, the El Rancho Property is being sold by ITB, and purchased by the Buyer, in "as is" and "where is" condition with all faults, including, without limitation, all environmental conditions. ITB disclaims all implied warranties (including, without limitation, those of fitness and merchantability).

         a. ITB is a corporation, duly organized and validly existing under the laws of the State of its formation. ITB has the power and authority to carry on its present business, to enter into the Representation Certificate and the Stipulation and, subject to CSFB's rights under the CSFB Approval Agreement, to sell the El Rancho Property on the terms set forth in the Stipulation. The execution and delivery of the Acquisition Agreement and of any transfer documents thereunder, and the performance by ITB in connection with the transactions contemplated thereunder and under the Stipulation, do not violate or constitute an event of default under any material terms of material provisions of any agreement, document, instrument, judgment, order or decree to which ITB is a party or by which it is bound.

         b. The individuals executing the Representation Certificate, the Stipulation and any transfer documents on behalf of ITB have the legal power, right and actual authority to bind ITB to the terms and conditions thereof. The Representation Certificate and the Stipulation are valid and binding obligations of ITB, enforceable in accordance with their terms, except as the same may be affected by bankruptcy, insolvency, moratorium or similar laws, or by legal or equitable principles relating to or limiting the rights of contracting parties generally.

         c. There are with respect to the El Rancho Property, and to ITB's knowledge, no (1) pending litigation, condemnation or other claim, to ITB's knowledge, threatened in writing (whether or not asserted), (2) business operations, and have been no business operations for at least five years in the El Rancho Property, (3) accounts receivable, (4) accounts payable not current or which will fail to be current through the date of closing, (5) service contracts (except for security and microwave relay contracts), (6) leases, tenants-in-possession or occupancy agreements of any kind, (7) hotel or other booking arrangements or agreements for the use of all or any portion of the El Rancho Property of any kind, (8) employees, employment agreements or union or other labor obligations or (9) equipment leases or, except for the lien of the CSFB Mortgage, liens on any furniture, fixtures and/or equipment now located at the El Rancho Property, as of the date hereof and as of closing.

         d. To ITB's knowledge, ITB has not received notice from any party, including, without limitation, from any municipal, state, federal or other governmental authority, of a violation of any zoning, building, fire, water, use, health, or other statute, ordinance, code or (including, without limitation, any Environmental Laws or The Americans With Disabilities Act, as amended) bearing on the construction, operation or use of the El Rancho Property or any part thereof other than as to matters previously cured, or that any investigation has been commenced or is contemplated respecting any such possible violation.

         e. To ITB's knowledge, there has never been any Hazardous Substances used, handled, manufactured, generated, produced, stored, treated, processed, transferred, or disposed of at or on the El Rancho Property, except in compliance with all applicable Environmental Laws and that no Release or Threat of Release has occurred at or on the El Rancho Property.

         f. Any Records and Plans provided to Buyer by ITB are true, correct and complete and the same have, to the extent applicable, been compiled in accordance with generally accepted accounting principles consistently applied.

         g. To ITB's knowledge, all improvements are permitted, conforming structures under applicable zoning and building laws and ordinances in effect when the improvements were constructed, the present uses thereof are permitted, conforming uses under applicable zoning and building laws and ordinances and all water, sewer, gas, electric, telephone, drainage and other utility equipment and facilities in use at the El Rancho Property are installed and connected pursuant to valid permits.

         h. To ITB's knowledge, the Licenses and Permits delivered by ITB to Buyer are true, correct and complete. To ITB's knowledge, each of the Licenses and Permits is in full force and effect as of the date hereof and shall remain in full force and effect through the closing date and no outstanding notice of default or violation has been received by ITB with respect to any of the Licenses and Permits.

         i. To ITB's knowledge, there are no agreements or contracts concerning the general operation and/or management of the El Rancho Property which will be binding upon Buyer after the closing date of the Disposition Sale.

         j. ITB owns good and marketable title to the real property included in the El Rancho Property.

         k. To ITB's knowledge, ITB has not commenced any proceedings which are pending for the reduction of the assessed value of the real property that is included in the El Rancho Property.

         l. ITB has not entered into any brokerage, commission or other similar agreements relating to the El Rancho Property which will be binding upon Buyer.

         m. The following representations, warranties and covenants are limited solely to those provisions of the Stipulation that are material to this Disposition Sale: The Stipulation is in full force and effect and has not been amended, modified or supplemented. As of the date hereof, ITB has neither received nor sent any notice with respect to the Stipulation and ITB shall send to Buyer a copy of any notice sent to ITB by LVEN under the Stipulation. ITB shall not, without the prior written consent of Buyer, modify, amend or accept a termination of the Stipulation by LVEN or accept an election or waiver of any right or privilege thereunder by LVEN.

         n. As used herein, the term "to ITB's knowledge" and its cognates shall mean and refer to the actual knowledge, without any duty of investigation, of, or receipt of notice by, the principal executive officer and principal financial officer of ITB. ITB shall not be requested to provide any other representations, warranties or covenants than are provided for in this Stipulation.


2. In receiving any of these representations, warranties or covenants, the Buyer, pursuant to the Disposition Sale, acknowledges and agrees that ITB is not a party to the Acquisition Agreement for the Disposition Sale and has no obligations under such agreement.

3. Any request for due diligence materials from ITB shall be limited to those in its possession. ITB shall have no liability for costs and expenses of due diligence investigations.

4. Any request by Buyer for a Phase II audit of the El Rancho Property shall be subject to ITB's prior approval and subject to reasonable restrictions of confidentiality (so long as such Buyer is not made liable for criminal penalties thereby), scope and qualifications of persons performing such work as ITB may reasonably impose.

5. (a) LVEN shall indemnify, protect, defend and hold ITB harmless from and against any costs, claims or expenses (including actual attorneys' fees and expenses) arising out of any dealings had by LVEN with any broker, finder or other middleman in connection with the Acquisition Agreement or the transactions contemplated thereby or for claims or rights to claim a commission, finders fee or other brokerage fee by any such broker, finder, middleman or other person in connection with the Acquisition Agreement or the transactions contemplated thereby. Any such indemnification shall survive the closing under such Acquisition

Agreement or, if closing does not occur, the termination of such Acquisition Agreement.

         (b) Buyer shall indemnify, protect, defend and hold ITB harmless from and against any costs, claims or expenses (including actual attorneys' fees and expenses) arising out of any dealings had by Buyer with any broker, finder or other middleman claiming to have been engaged by or on behalf of Buyer in connection with the Acquisition Agreement or the transactions contemplated thereby or for claims or rights to claim a commission, finders fee or other brokerage fee by any such broker, finder, middleman or other person in connection with the Acquisition Agreement or the transactions contemplated thereby. Any such indemnification shall survive the closing under such
Acquisition Agreement or, if closing does not occur, the termination of such Acquisition Agreement.

6. In addition to the Grant Deed and other documents necessary to transfer the El Rancho Property, ITB agrees to deliver to the Escrow Agent any other incidental documents reasonably required by Buyer or the Escrow Agent to consummate the purchase and sale of the El Rancho Property, and reasonably acceptable to ITB, and provided that such additional documents shall not give rise to any additional cost or liability to ITB and provided ITB is given written notice by Buyer or Escrow Agent of the requirement for such incidental documents within a reasonably sufficient time in advance of the scheduled date of closing.

7. ITB agrees to deliver to Buyer or any title company of Buyer evidence in form and content reasonably satisfactory to Buyer and such title company that (a) ITB is duly organized and validly existing under the laws of the state of its formation, (b) the Stipulation, transfer documents and all other documents delivered by ITB pursuant to the Disposition Sale have been duly executed and delivered by ITB, (c) the performance by ITB of the transactions contemplated by the Stipulation for a Disposition Sale have been duly authorized by all necessary corporate, shareholder or other action of ITB and its shareholders and
(d) ITB acknowledges that ITB will not look to Buyer to be liable to ITB, its shareholders, the Stipulation and/or litigation identified in the Stipulation solely as a result of its purchase of the El Rancho Property (and not as a result of the terms and conditions of the Acquisition Agreement for the Disposition Sale).

8. Upon delivery of the Representation Certificate, ITB will agree that if any representation and warranty contained therein is materially untrue when made, then Buyer shall have the right to pursue specific performance and/or recovery of monetary damages against ITB in connection with such misrepresentation or breach of warranty.

9. Capitalized terms used herein shall have the following definitions:

         a. Environmental Condition shall mean any condition with respect to soil, surface waters, groundwater, land, stream sediments, surface or subsurface strata, ambient air in any environmental medium compromising or surrounding the real property that is part of the El Rancho Property, which could or does result in any damage, loss, cost, expense, claim, demand, order or liability to or against ITB or Buyer by any third party (including, without limitation, any governmental entity), including, without limitation, any condition resulting from the operation of ITB's business and/or the operation of the business of any other property of ITB or operator in the vicinity of the El Rancho Property and/or any activity or operation formerly conducted by any person or entity on or off the El Rancho Property.

         b. Environmental Laws shall mean all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, agreements and similar items, of or with any and all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including, without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9061 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. 1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. 1251, et seq.; and analogous state laws and regulations; (ii) all requirements, including, but not limited to, those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances; and (iii) all requirements pertaining to the protection of the health and safety of employees or the public.

         c. Hazardous substances shall mean (i) any toxic substance or hazardous waste, substance or related material, or any pollutant or contaminate, (ii) radon gas, asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenals in excess of federal, state or local safety guidelines, whichever are more stringent; (iii) any substance, gas, vapor, energy, radiation, material or chemical which is or may be defined as or included in the definition of "hazardous substances", "toxic substances", "hazardous materials", "hazardous wastes" or words of similar import under any Environmental Law"; and (iv) any other chemical, material, gas, vapor, energy, radiation or substance, the exposure to or release of which is or may be prohibited, limited or regulated by any governmental or quasi governmental entity or authority that asserts or may assert jurisdiction over the El Rancho Property or the operations or activity of the El Rancho Property or any chemical, material, gas, vapor, energy, radiation or substance that does or may pose a hazard to the health and/or safety of the occupants of the property or the owners and/or occupants of property adjacent to or surrounding the El Rancho Property.

         d. Licenses and permits shall mean all licenses, permits, registrations, certificates, authorizations and governmental approvals obtained in connection with the design, construction, rehabilitation, use and/or operation of the property.

         e. Records and plans shall mean all building plans, specifications and drawings, surveys, tax bills for the El Rancho Property for the last three (3) tax years and for the current tax year to date, copies of all Licenses and Permits and other documents related to the use, maintenance, repair, management, construction and/or operation of the property.

         f. Release shall mean any releasing, spilling, leaking, pumping, pouring, admitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping into soil, surface waters, ground water, land, stream sediments, surface or subsurface strata, abient air and any environmental medium comprising or surrounding the El Rancho Property.

         g. Threat of Release shall mean a substantial likelihood of a release which requires action to prevent or mitigate damage to the soil, surface waters, ground water, land, stream sediments, surface or subsurface strata, ambient air in any environmental medium comprising or surrounding the property which may result from such release.

10. If ITB is not the record owner of the El Rancho Property, ITB shall cause the record owner to provide the representations and warranties and perform the further actions set forth herein.

                                                   Schedule 6(f)


The following shall occur:

1. ITB's lease for the Albuquerque office space shall be assumed by AutoLend on or before the NPD Repurchase and the parties shall use their best efforts to obtain from the landlord a release of ITB from any liability under the lease upon such assumption. Upon such assumption, AutoLend shall return to ITB any and all equipment purchased by ITB for use at the Albuquerque office.

2. Any obligations or agreements for the employment of Jeff Ovington, Lynn Budagher, Karen Klar and Linda Gonzalas by ITB or any of its subsidiaries shall be terminated effective two weeks following the Signing Date, without any obligation on the part of ITB to make severance or any other payments to such individuals.

3. No payments shall be made by ITB or any of its subsidiaries for the use or operation of any private airplanes after the Signing Date.

4. After the Signing Date, no expenditures shall be made or obligations incurred by ITB for the El Rancho Property other than for normal maintenance and emergency repairs, or payments for services already provided not to exceed $225,000.

5. All moneys in the ITB bank account in Nevada shall be trans-ferred to ITB in New Jersey on or before the LVEN Effective Date and all moneys in the ITB bank account in New Mexico shall be transferred to ITB on or before the NPD Repurchase. Prior to the transfer of such moneys to ITB in New Jersey, no disbursements in excess of $2,500 shall be made from either account without the prior written approval of Coelho and Quigley.

                                           Schedule of Director Payments
                                               dated April 20, 1998*


The following, and no other, payments shall be made by ITB or its subsidiaries to the Directors through and until the NPD Repurchase:

1. Payments of regular ITB directors' fees in accordance ITB's existing policy.

2. Payments to Nunzio DeSantis consisting solely of his base salary and automobile allowance and continuation of his insurance benefits under the terms set forth in the employment agreement dated as of January 15, 1997.

3. Payment of $10,000 per month consulting fees to each of Tony Coelho and Joseph Zappala.

4.       Reasonable  expenses for  attendance at Board meetings and ITB business
         meetings,  including  without  limitation,   commercial  (not  private)
         airline fees.

5. Payments of $10,000 per month to Kenneth Scholl for serving as project manager for the El Rancho Property.

6. Payment of an amount not to exceed $10,000 to Schnader, Harrison, Segal & Lewis, LLP, legal counsel hired by Francis Murray on behalf of ITB, in connection with legal fees already incurred regarding a possible asset sale, subject to review of the invoices therefor by Tony Coelho. Payment for any services rendered after April 17, 1998 shall not be paid or reimbursed by ITB.

7. Payment of compensation to Francis Murray on the terms set forth in the resolution adopted by the ITB Board on December 20, 1996.




* All terms used herein and not otherwise defined shall have the meanings ascribed to them in the Stipulation and Agreement of Compromise, Settlement and Release.